Exhibit 10.4

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted, which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

EXECUTION COPY

TRANSITION SERVICES AGREEMENT

dated as of January 28, 2011

between

GENERAL ELECTRIC COMPANY

and

NAVY, LLC

SCHEDULES

SCHEDULE A	GE Services
SCHEDULE B	GE Facilities
SCHEDULE C	Newco Services
SCHEDULE D	Newco Facilities

This Transition Services Agreement, dated as of January 28, 2011 (this “Agreement”), is made between General Electric Company, a New York corporation (“GE”), and Navy, LLC, a Delaware limited liability company (“Newco”).

RECITALS

WHEREAS, GE, NBC Universal Media, LLC (f/k/a NBC Universal, Inc.), Comcast Corporation (“Comcast”) and Newco entered into that certain Master Agreement dated as of December 3, 2009 (as amended, modified or supplemented from time to time in accordance with its terms, the “Master Agreement”).

WHEREAS, pursuant to the Master Agreement, the Parties (as defined below) agreed that (a) GE shall provide or cause to be provided to the Newco Entities (as defined below) certain services, use of facilities and other assistance on a transitional basis and in accordance with the terms and subject to the conditions set forth herein and (b) Newco shall provide or cause to be provided to the GE Entities (as defined below) certain services, use of facilities and other assistance on a transitional basis and in accordance with the terms and subject to the conditions set forth herein.

WHEREAS, the Master Agreement requires execution and delivery of this Agreement by GE and Newco at the Closing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. (a) Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as in the Master Agreement.

(b) The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Additional Services” shall have the meaning set forth in Section 2.03.

“Agreement” shall have the meaning set forth in the Preamble.

“Comcast” shall have the meaning set forth in the Recitals.

“Comcast Services Agreement” means the Services Agreement, dated as of the date hereof, between Comcast and Newco, as the same may be amended from time to time.

“Confidential Information” shall have the meaning set forth in Section 11.03(a).

“Controlling Party” shall have the meaning set forth in Section 8.05(b).

“Dispute” shall have the meaning set forth in Section 9.01(a).

“Expiration Date” means January 28, 2015.

“Facilities” shall have the meaning set forth in Section 5.02(b).

“Force Majeure” means, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), including acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism or failure of energy sources.

“GE” shall have the meaning set forth in the Preamble.

“GE Entities” means GE and/or its Subsidiaries on the date hereof immediately after giving effect to the Closing (and which, for purposes of clarification, excludes any businesses acquired (by purchase of assets or equity or otherwise) by GE or its Subsidiaries following the Closing, other than businesses acquired pursuant to Contracts in effect on the date hereof).

“GE Facilities” shall have the meaning set forth in Section 5.02(a).

“GE Materials” shall have the meaning set forth in Section 3.01(a).

“GE Services” shall have the meaning set forth in Section 2.01(a).

“GE Services Manager” shall have the meaning set forth in Section 2.04(a).

“Indemnified Party” shall have the meaning set forth in Section 8.05(a).

“Indemnifying Party” shall have the meaning set forth in Section 8.05(a).

“Master Agreement” shall have the meaning set forth in the Recitals.

“NBCU” means (i) before the Closing, NBC Universal, Inc. and (ii) after the Closing, NBC Universal Media, LLC, the Delaware limited liability company into which NBC Universal, Inc. is converted at the Closing.

“Newco” shall have the meaning set forth in the Preamble.

“Newco Entities” means Newco and/or its Subsidiaries on the date hereof immediately after giving effect to the Closing (and which, for purposes of clarification, excludes any businesses acquired (by purchase of assets or equity or otherwise) by Newco or its Subsidiaries following the Closing, other than businesses acquired pursuant to Contracts in effect on the date hereof).

“Newco Facilities” shall have the meaning set forth in Section 5.02(a).

“Newco Materials” shall have the meaning set forth in Section 3.01.

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“Newco Services” shall have the meaning set forth in Section 2.01(a).

“Newco Services Manager” shall have the meaning set forth in Section 2.04(b).

“Party” means GE and Newco individually, and “Parties” means GE and Newco collectively, and, in each case, their permitted successors and assigns.

“Prime Rate” means the prime rate published in the eastern edition of The Wall Street Journal or a comparable newspaper if The Wall Street Journal shall cease publishing the prime rate.

“Provider” means the Party or its Subsidiary or Affiliate providing a Service or an Additional Service under this Agreement.

“Provider Indemnified Party” shall have the meaning set forth in Section 8.01.

“Recipient” means the Party or its Subsidiary or Affiliate to whom a Service or any Additional Service under this Agreement is being provided.

“Recipient Indemnified Party” shall have the meaning set forth in Section 8.04.

“Representatives” shall have the meaning set forth in Section 11.03(a).

“Schedule(s)” shall have the meaning set forth in Section 2.02.

“Service Charges” shall have the meaning set forth in Section 6.01(a).

“Services” shall have the meaning set forth in Section 2.01(a).

“Six Sigma Materials” shall have the meaning set forth in Section 3.03.

“Six Sigma Provider” means Six Sigma Academy, Maurice L. Berryman, Minitab, Inc., Decisioneering, Inc., PROMODEL Corporation and any other Person with whom GE has a license relating to the use of the Six Sigma program.

“Termination Charges” shall mean any and all fees or expenses (which may include wind-down costs, breakage fees, early termination fees or charges, or minimum volume make-up charges) payable to any unaffiliated third-party provider as a result of any early termination or reduction of a Service; provided, that if the Recipient fails to provide the requisite notice under this Agreement or the applicable Schedule for the early termination or reduction of a Service, such fees and expenses may also include internal charges, costs and expenses incurred as a result of such termination or reduction.

“Third Party Claim” shall have the meaning set forth in Section 8.05(a).

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ARTICLE II

SERVICES, DURATION AND SERVICES MANAGERS

Section 2.01 Services. (a) Subject to the terms and conditions of this Agreement, GE shall continue to provide (or cause to be continued to be provided) to the Newco Entities the services listed in Schedule A and Schedule B attached hereto (the “GE Services”). Subject to the terms and conditions of this Agreement, Newco shall continue to provide (or cause to be continued to be provided) to the GE Entities the services listed in Schedule C and Schedule D attached hereto (the “Newco Services”, and collectively with the GE Services and any Additional Services, the “Services”). All the Services shall be for the sole use and benefit of the respective Recipient and its respective Party. For the avoidance of doubt, none of the Services listed on any Schedule shall require the relevant Provider to provide the legal services of any attorney to the Recipient in connection with any such Service. Notwithstanding anything to the contrary contained in this Agreement, GE shall not be obligated to provide any services (i) that historically have not been generally provided under transition services agreements to former businesses that were divested by GE, (ii) that are not appropriate to be provided, in the reasonable judgment of GE, due to constraints under Law, (iii) that, in accordance with internal policies, procedures or practices of GE in effect prior to the date hereof, GE does not provide to an entity in which GE holds a minority equity interest, or (iv) that are provided through a third party provider and the relevant Contract with the third party does not permit such service to be provided to Newco (Section 6.21 of the NBCU Disclosure Letter to the Master Agreement sets forth an illustrative list of services that GE is not obligated to provide to Newco after the Closing by virtue of the limitations set forth in the foregoing clauses (i)-(iii)).

(b) Notwithstanding anything to the contrary contained in this Agreement or in the Master Agreement, if any Service to be provided by the Provider under this Agreement is (a) provided through a third party provider or (b) dependent in whole or in part upon receipt by the Provider of services, rights (e.g., license rights) or functionalities provided by a third party, the Provider shall not be obligated to provide such Service from and after the earlier of (i) the termination or expiration of the Provider’s agreement with such third party provider or (ii) such time as the Provider no longer is permitted, whether as a result of the passage of time following the reduction in GE’s ownership of NBCU as a result of the consummation of the transactions contemplated by the Master Agreement or by reason of subsequent reductions in the level of GE’s direct or indirect ownership percentage in Newco, to (x) continue to provide such Service under its agreement with such third party provider or (y) receive such rights or functionalities from such third party; provided that, in the case of clause (ii), the Provider shall use its commercially reasonable efforts to seek to obtain a waiver of such limitation from such third party (it being understood that the Provider shall not be required to make any payment (unless the Recipient agrees to the amount of any such payment and provides the Provider in advance with the funds to enable the Provider to make such payment) or otherwise grant any accommodation to such third party in order to obtain such waiver).

Section 2.02 Duration of Services. Subject to the terms of this Agreement (including Section 2.01(b)), each of GE and Newco shall continue to provide or cause to be continued to be provided to the respective Recipients each Service until the earliest to occur of, with respect to each such Service, (i) the expiration of the period of duration for such Service as set forth in Schedule A, Schedule B, Schedule C or Schedule D (each a “Schedule”, and collectively, the “Schedules”), (ii) termination of such Service pursuant to Article X and (iii) except for the Services in Finance-3 of Schedule A and HR-5 of Schedule C, the Expiration Date. In connection with the expiration or termination of any Service, the Provider of such

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Service shall, upon the request of the applicable Recipient, cooperate in good faith with, and use commercially reasonable efforts to assist, such Recipient in its efforts to transition itself to a stand alone entity with respect to such Service.

Section 2.03 Additional Unspecified Services. After the date hereof, subject to the last sentence of Section 2.01(a), if GE or Newco identifies a service that (a) the GE Entities provided to the NBCU Businesses prior to the Closing Date that Newco reasonably needs in order for the Combined Businesses to continue to operate in substantially the same manner in which the NBCU Businesses operated prior to the Closing Date, and such service was not included in Schedule A or Schedule B (other than because the Parties agreed such service shall not be provided or because such service is included in the Comcast Services Agreement), or (b) the NBCU Businesses provided to GE or its Affiliates prior to the Closing Date that GE reasonably needs in order for GE or its Affiliates to continue to operate in substantially the same manner in which GE or its Affiliates operated prior to the Closing Date, and such service was not included in Schedule C or Schedule D (other than because the Parties agreed such service shall not be provided), then, in each case, Newco and GE shall use commercially reasonable efforts to provide such requested services (such additional services, the “Additional Services”). GE and Newco will have ninety (90) days after the date hereof to request Additional Services. Unless specifically agreed in writing to the contrary, the Parties shall amend the appropriate Schedule in writing to include such Additional Services (including the incremental fees and termination date with respect to such Additional Services) and such Additional Services shall be deemed Services hereunder, and accordingly, the Party requested to provide such Additional Services shall provide such Additional Services, or cause such Additional Services to be provided, in accordance with the terms and conditions of this Agreement.

Section 2.04 Transition Services Managers. (a) GE hereby appoints and designates Anthony Anderson to act as its initial services manager (the “GE Services Manager”), who will be directly responsible for coordinating and managing the delivery of the GE Services and have authority to act on GE’s behalf with respect to matters relating to this Agreement. The GE Services Manager will work with the personnel of the GE Entities to periodically address issues and matters raised by Newco relating to this Agreement. Notwithstanding the requirements of Section 11.05, all communications from Newco to GE pursuant to this Agreement regarding significant matters involving the Services set forth in the Schedules shall be made through the GE Services Manager, or such other individual as specified by the GE Services Manager in writing and delivered to Newco by email or facsimile transmission with receipt confirmed. GE shall notify Newco of the appointment of a different GE Services Manager, if necessary, in accordance with Section 11.05.

(b) Newco hereby appoints and designates John Eck to act as its initial services manager (the “Newco Services Manager”), who will be directly responsible for coordinating and managing the delivery of the Newco Services and have authority to act on Newco’s behalf with respect to matters relating to this Agreement. The Newco Services Manager will work with the personnel of the Newco Entities to periodically address issues and matters raised by GE relating to this Agreement. Notwithstanding the requirements of Section 11.05, all communications from GE to Newco pursuant to this Agreement regarding significant matters involving the Services set forth in the Schedules shall be made through the Newco Services Manager, or such other individual as specified by the Newco Services Manager in

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writing and delivered to GE by email or facsimile transmission with receipt confirmed. Newco shall notify GE of the appointment of a different Newco Services Manager, if necessary, in accordance with Section 11.05.

ARTICLE III

GREEN MATERIALS

Section 3.01 Corporate Policies. (a) GE shall provide Newco access and rights to those compliance policies and manuals currently published on the GE Intranet (the “GE Materials”). Newco may create materials based on the GE Materials for distribution to employees and suppliers of Newco and use such materials in the operation of the Combined Businesses in substantially the same manner as such materials were used by the NBCU Businesses prior to the Closing. It is understood and agreed that GE makes no representation or warranty in this Agreement, express or implied, as to accuracy or completeness of the GE Materials or as to the suitability of the GE Materials for use by Newco in respect of its business or otherwise.

(b) Notwithstanding the foregoing, (i) the text of any compliance policies and manuals related to or based upon the GE Materials created by Newco on behalf of its business (“Newco Materials”) may not contain any references to GE (or any use of its marks, names, trade dress, logos or other identifiers of the same), GE’s publications, GE’s personnel (including senior management) or GE’s management structures, (ii) the title of any of the policies, manuals or other documents comprising the GE Materials (to the extent not generic) may not be used in the Newco Materials or any materials created by Newco on behalf of its business and (iii) while Newco may use the content of the GE Materials in the Newco Materials, any such materials may not be substantially similar, in part or in whole, to the GE Materials, as applicable, in appearance, form, style and/or otherwise (in each case, to the extent not generic).

Section 3.02 Limitation on Rights and Obligations with Respect to the GE Materials. (a) GE shall have no obligation (i) to notify Newco of any changes or proposed changes to any of the GE Materials, (ii) to include Newco in any consideration of proposed changes to any of the GE Materials, (iii) to provide draft changes of any of the GE Materials to Newco for review and comment or (iv) to provide Newco with any updated materials relating to any of the GE Materials. Newco acknowledges and agrees that, except as expressly set forth above and as between the Parties, GE reserves all rights in, to and under, including all Intellectual Property rights with respect to, the GE Materials and no rights with respect to ownership or, except as otherwise expressly provided herein, use shall vest in Newco or any of its Subsidiaries. Newco shall own all Newco Materials created in accordance with, and subject to the restrictions of, this Article III. Further, Newco agrees to take all actions necessary to ensure that the GE Materials are not used by it or any of its Subsidiaries for any purpose other than the purposes set forth above, provided, that Newco shall only be required to take those actions it would consider advisable with respect to protecting the use of Newco proprietary or sensitive business materials. Newco will allow GE reasonable access to personnel and information as reasonably necessary to determine Newco’s compliance with the provisions set forth above; provided, however, such access shall not unreasonably interfere with any of the business or operations of Newco. Notwithstanding any other provision contained herein, in the

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event that GE reasonably determines that Newco has not materially complied with some or all of its obligations with respect to any or all of the GE Materials, GE may terminate Newco’s rights with respect to such GE Materials upon written notice to Newco and, in such case, GE shall be entitled to require such GE Materials to be returned to GE or destroyed (with such destruction certified in writing to GE) promptly after such termination.

(b) If Newco determines to cease to avail itself of any of the GE Materials referred to in this Article III or upon expiration of any period during which Newco is permitted to use any of the GE Materials, GE and Newco shall cooperate in good faith to take reasonable appropriate actions to effectuate such determination or expiration and protect GE’s rights and interests in the GE Materials.

Section 3.03 Six Sigma Materials. GE, subject to any existing legal or contractual obligations in connection with GE’s agreements with the Six Sigma Providers that require GE to assert a claim, agrees not to assert any claim that GE may, now or in the future, have against Newco arising solely out of Newco’s internal use of software, documentation and other materials owned by GE relating to the Six Sigma program in use by the NBCU Businesses prior to the date hereof (the “Six Sigma Materials”) by its employees. Notwithstanding the foregoing, GE’s agreement not to assert claims against Newco shall not extend to any claim that GE may have at any time against Newco arising out of or in connection with, and solely to the extent of, (a) any breach of any obligation to maintain the confidentiality of the Six Sigma Materials, (b) use of the GE Name and GE Marks in connection with the Six Sigma Materials, (c) any use, other than Newco’s internal use with its employees in accordance with the foregoing, of the Six Sigma Materials, including use of the Six Sigma Materials by the customers or suppliers of Newco, or (d) any claim arising out of circumstances or facts relating to a claim or proceeding against GE or any of its Affiliates by or on behalf of a Six Sigma Provider or any Affiliate thereof. Newco acknowledges and agrees that the Six Sigma Materials and other materials owned by others and relating to the Six Sigma program are confidential and proprietary information. Further, Newco agrees to, and shall cause its Subsidiaries to, use commercially reasonable efforts to ensure that the Six Sigma Materials and such other materials are not disclosed to any Person other than Newco Entities.

ARTICLE IV

OTHER ARRANGEMENTS

Section 4.01 Software and Software Licenses. (a) If and to the extent requested by Newco, GE shall use commercially reasonable efforts to assist Newco in its efforts to obtain licenses (or other appropriate rights) to use, duplicate and distribute, as necessary, certain computer software necessary for a Provider to provide, or a Recipient to receive, GE Services; provided, however, that Newco shall identify the specific types and quantities of any such software licenses; provided, further, that GE shall not be required to pay any fees or other payments (unless Newco agrees to the amount of any such fee or payment and provides GE in advance with the funds to enable GE to pay such fee or make such payment) or incur any obligations to enable Newco to obtain any such license or rights; and provided, further, that GE shall not be required to seek broader rights or more favorable terms for Newco than those applicable to the NBCU Businesses prior to the date hereof or as may be applicable to GE from

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time to time hereafter. The Parties acknowledge and agree that there can be no assurance that GE’s efforts will be successful or that Newco will be able to obtain such licenses or rights on acceptable terms or at all and, where GE enjoys rights under any enterprise, site or similar license grant, the Parties acknowledge that such license may preclude partial transfers or assignments or operation of a service bureau on behalf of unaffiliated entities.

(b) If and to the extent requested by GE, Newco shall use commercially reasonable efforts to assist GE in its efforts to obtain licenses (or other appropriate rights) to use, duplicate and distribute, as necessary, certain computer software necessary for a Provider to provide, or a Recipient to receive, the Newco Services; provided, however, that GE shall identify the specific types and quantities of any such software licenses; provided, further, that Newco shall not be required to pay any fees or other payments (unless GE agrees to the amount of any such fee or payment and provides Newco in advance with the funds to enable Newco to pay such fee or make such payment) or incur any obligations to enable GE to obtain any such license or rights; and provided, further, that Newco shall not be required to seek broader rights or more favorable terms for GE than those applicable to the Contributed Comcast Businesses or the NBCU Businesses, as the case may be, prior to the date hereof or as may be applicable to Newco from time to time hereafter. The Parties acknowledge and agree that there can be no assurance that Newco’s efforts will be successful or that GE will be able to obtain such licenses or rights on acceptable terms or at all and, where Newco enjoys rights under any enterprise, site or similar license grant, the Parties acknowledge that such license may preclude partial transfers or assignments or operation of a service bureau on behalf of unaffiliated entities.

Section 4.02 Six Sigma Third Party Licenses. (a) If and to the extent requested by Newco, GE shall use commercially reasonable efforts to assist Newco in its efforts to obtain non-exclusive licenses (or other appropriate rights) to use, duplicate, distribute, practice and otherwise exploit as necessary, materials, concepts, software and methodology necessary for Newco to continue the Six Sigma program in use by the Combined Businesses immediately prior to the date hereof from the Six Sigma Providers; provided, however, that GE shall not be required to pay any fees or other payments or incur any obligations to enable Newco to obtain any such license or rights. The Parties acknowledge and agree that there can be no assurance that GE’s efforts will be successful or that Newco will be able to obtain such licenses or rights on acceptable terms or at all.

(b) If and to the extent that on or prior to the date hereof Newco has not obtained licenses (or other appropriate rights) from the Six Sigma Providers to use, duplicate, distribute, practice and otherwise exploit as necessary, the materials, concepts, software and methodology necessary for Newco to continue the Six Sigma program in use by the NBCU Businesses immediately prior to the date hereof, Newco shall, and shall cause its Affiliates to, cease using any and all such materials, concepts, software and methodology owned by the party or parties with whom Newco has been unable to obtain such licenses or other rights and return to GE on the date hereof all such materials, concepts, software and methodology.

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ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 GE Computer-Based and Other Resources. As of the date hereof, except as otherwise expressly provided in the Master Agreement or in any Ancillary Agreement, or unless required in connection with the performance of or delivery of a Service, Newco and its Affiliates shall cease to use and shall have no further access to, and GE shall have no obligation to otherwise provide, the GE Intranet and other owned or licensed computer software, networks, hardware or technology of GE or its Affiliates and shall have no access to, and GE shall have no obligation to otherwise provide, computer-based resources (including email and access to GE’s or its Affiliates’ computer networks and databases) which require a password or are available on a secured access basis. From and after the date hereof, Newco and its Affiliates shall cause all of their personnel having access to the GE Intranet or such other computer software, networks, hardware, technology or computer based resources pursuant to the Master Agreement, any Ancillary Agreement or in connection with performance, receipt or delivery of a Service to comply with all applicable security guidelines (including applicable physical security, network access, internet security, confidentiality and personal data security guidelines) of GE and its Affiliates (of which GE provides Newco prior notice). Newco shall ensure that such access shall be used by such personnel only for the purposes contemplated by, and subject to the terms of, this Agreement. GE and Newco agree to use their respective commercially reasonable efforts to cooperate and fully implement this paragraph promptly.

Section 5.02 Co-location and Facilities Matters. (a) GE hereby grants to Newco a limited license to use and access space at certain facilities and to continue to use certain furnishings and equipment located at such facilities (including use of office security and badge services), in each case as listed in Schedule B (the “GE Facilities”), for substantially the same purposes as used in the NBCU Businesses immediately prior to the date hereof. Newco hereby grants, or shall cause one or more of its Affiliates to grant, to GE a limited license to use and access space at certain facilities and to continue to use certain equipment located at such facilities (including use of office security and badge services), in each case as listed in Schedule D (the “Newco Facilities”), for substantially the same purposes as used by GE other than in the NBCU Businesses immediately prior to the date hereof. In the event that after the date hereof, either GE or Newco determines (i) within ninety (90) days after the date hereof, that there are other facilities where such Party reasonably needs to co-locate in order (A) for the Combined Businesses to continue to operate in substantially the same manner in which the NBCU Businesses operated prior to the Closing Date or (B) for GE or its Affiliates to continue to operate in substantially the same manner in which GE or its Affiliates operated prior to the Closing Date, as applicable and such other facilities are not listed in Schedule B or Schedule D, as applicable (other than because the Parties agreed that such facilities would not be provided), or (ii) that such Party does not require use of one or more of the GE Facilities or Newco Facilities, as the case may be, such Party may request a corresponding change to Schedule B or Schedule D, as applicable, and the Parties will discuss such Party’s request and negotiate in good faith a mutually satisfactory arrangement. For the avoidance of doubt, at each of the GE Facilities and Newco Facilities, GE and Newco, as the case may be, shall, in addition to providing access and the right to use such facilities, provide to the personnel of GE and Newco, as the case may be, substantially all ancillary services that are provided as of the date hereof to

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its own employees at such facility, such as, by way of example and not limitation, reception, general maintenance (subject to the immediately following sentence), janitorial, security (subject to the immediately following sentence) and telephony services, access to duplication, facsimile, printing and other similar office services, technical and/or computer support services (to the extent provided in accordance with past practices and, subject to the proviso in Section 2.01(b), to the extent GE or Newco continues to be permitted under arrangements with the third party providers of such services to provide such services) and use of cafeteria, breakroom, restroom and other similar facilities. Unless otherwise provided in the Schedules, such ancillary services (i) shall not include research and development services or medical services and (ii) shall only include (A) in the case of security, those services provided in connection with shared areas of a GE Facility or a Newco Facility, as the case may be, it being understood that the Provider shall not provide security services to Recipient-specific areas of Provider’s facility (to the extent that it is reasonably practicable for Recipient to provide such services with respect to any such Recipient-specific area) or security passes that permit entrance to Provider-specific areas of Recipient’s facility and (B) in the case of maintenance services, those services historically provided that are general in nature and within the scope of customary maintenance of ordinary wear and tear. GE and Newco shall each maintain property insurance covering its respective real and personal property, or in which it has an insurable interest, including real and personal property of Persons in which it has an insurable interest or legal obligation to insure, and improvements and betterments, in each case insofar as such real and personal property is used in connection with the Services being provided hereunder.

(b) The Parties shall permit only their authorized Representatives, contractors, invitees or licensees to use the Newco Facilities and GE Facilities (collectively, the “Facilities”), as applicable, except as otherwise permitted by the other Party in writing. Each Party shall, and shall cause its respective Subsidiaries, Representatives, contractors, invitees or licensees to, vacate the other Party’s Facilities at or prior to the earliest of (i) the expiration date relating to each Facility set forth in Schedule B or Schedule D, as applicable, (ii) termination of such Service pursuant to Article X and (iii) the Expiration Date and shall deliver over to the other Party or its Subsidiaries, as applicable, the Facilities in the same repair and condition at that date as on the date hereof, ordinary wear and tear and fire or other casualty excepted; provided, however that, in the event that the third party lease for a Facility specifies otherwise, the Party vacating a Facility shall deliver over such Facility in such repair and condition (taking into account the date that the Party began its occupation of such Facility) as set forth in the third party lease, unless otherwise mutually agreed by the Parties. In addition to the access rights provided under Section 5.03, the Parties or their Subsidiaries, or the landlord in respect of any third party lease, shall have reasonable access to their respective Facilities from time to time as reasonably necessary for the security and maintenance thereof in accordance with past practice and the terms of any third party lease agreement, if applicable; provided, however that, subject to the terms of any applicable third party lease agreement, each Party shall to the extent reasonably practicable provide reasonable advance notice to the other Party. The Parties agree to maintain commercially appropriate and customary levels (in no event less than what is required by the landlord under the relevant lease agreement) of property and liability insurance in respect of the Facilities they occupy and the activities conducted thereon and to be responsible for, and to indemnify and hold harmless the other Party in accordance with Article VIII in respect of, the acts and omissions of its Subsidiaries, Representatives, contractors, invitees and licensees. Each of the Parties shall, and shall cause its Subsidiaries, Representatives, contractors, invitees and

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licensees to, comply with (i) all Laws applicable to their use or occupation of any Facility including those relating to environmental and workplace safety matters, (ii) the Party’s applicable site rules, regulations, policies and procedures, and (iii) any applicable requirements of any third party lease governing any Facility to the extent that such requirement relates to the portion of the Facility used by such Party. The Parties shall not make, and shall cause their respective Subsidiaries and Representatives, contractors, invitees and licensees to refrain from making, any material alterations or improvements to the Facilities except with the prior written approval of the other Party or its Subsidiaries, as applicable. The Parties shall provide heating, cooling, electricity and other utility services for the respective Facilities substantially consistent with levels provided prior to the date hereof. The rights granted pursuant to this Section 5.02 shall be in the nature of a license and shall not create a leasehold (or right to grant a sublicense or sub-leasehold to any unaffiliated third party) or other estate or possessory rights in Newco or GE, or their respective Subsidiaries, Representatives, contractors, invitees or licensees, with respect to the Facilities.

Section 5.03 Access. (a) Newco shall, and shall cause its Subsidiaries to, allow GE and its Representatives reasonable access to the facilities of Newco and its Subsidiaries necessary for GE to provide Services under this Agreement.

(b) GE shall, and shall cause its Subsidiaries to, allow Newco and its Representatives reasonable access to the facilities of GE and its Subsidiaries necessary for Newco to provide Services under this Agreement.

Section 5.04 Corporate Payment Services. (a) On the terms and subject to the conditions set forth in the Global Business Charge Account Program Agreement (GE Banks), dated as of March 28, 2008, among GE, GE Capital Financial Inc. and GE Capital Bank Limited and the Global Business Charge Account Program Agreement (AMEX), dated as of March 28, 2008, between GE and American Express Travel Related Services Company, Inc. (together, the “Program Agreements”), GE agrees to provide transition services related to Corporate Card administration, Purchasing Card administration and Travel & Living Expense Reporting as specified on Schedule A hereto, in each case for the relevant period specified on Schedule A hereto, unless earlier terminated by Newco or GE in accordance with the terms of this Agreement or the Program Agreements.

(b) As of the date hereof, GE hereby assigns to Newco, and Newco hereby assumes from GE, the obligations of GE under the Program Agreements with respect to the services provided to GE under the Program Agreements with respect to NBCU Businesses, and Newco agrees to assume, pay, perform and discharge when due all Liabilities and obligations of Newco and GE under the Program Agreements with respect to the NBCU Businesses (the “Program Agreements Obligations”), including making all payments when due as owed and as required of the NBCU Businesses under the Program Agreements in respect of such Program Agreements Obligations, and GE shall not retain nor have any responsibility for such Program Agreements Obligations. The Parties shall each execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to give effect to this Section 5.04(b).

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(c) GE shall have the right to terminate any and all corporate charge cards, purchasing cards, accounts and services under the Program Agreements (to the extent such Services are provided pursuant to Section 5.04(a)) if Newco fails to pay, perform or discharge when due any of the Program Agreements Obligations.

ARTICLE VI

COSTS AND DISBURSEMENTS

Section 6.01 Costs and Disbursements. (a) Except as otherwise provided in this Agreement or in the Schedules hereto, a Recipient of Services shall pay to the Provider of such Services a monthly fee for each Service (or category of Services, as applicable) as provided for in the relevant Schedule (the fee for a particular Service (or category of Services, as applicable) constituting a “Service Charge” and, collectively, “Service Charges”). The Service Charge for each Service (or category of Services, as applicable) as of the date hereof is set forth opposite such Service (or category of Services, as applicable) in the relevant Schedule. During the term of this Agreement, except as set forth on the relevant Schedule, the amount of a Service Charge for any Services (or category of Services, as applicable) shall not increase, except to the extent that there is an increase after the date hereof in the costs actually incurred by the Provider in providing such Services (or category of Services, as applicable), including as a result of (i) an increase in the amount of such Services (or category of Services, as applicable) being provided to the Recipient (as compared to the amount of the Services underlying the determination of a Service Charge), (ii) an increase in the rates or charges imposed by any third-party provider that is providing goods or services used by the Provider in providing the Services (or category of Services, as applicable) (as compared to the rates or charges underlying a Service Charge), (iii) an increase in the payroll or benefits for any personnel used by the Provider in providing the Services (or category of Services, as applicable), or (iv) without limiting the Provider’s obligations under Section 7.01, any increase in costs relating to any changes in the quality or nature of the Services (or category of Services, as applicable) provided, or how the Services (or category of Services, as applicable) are provided (including relating to newly installed products or equipment or any upgrades to existing products or equipment).

(b) Except as otherwise provided in a Schedule, the Provider shall deliver an invoice to the Recipient on a monthly basis for the duration of this Agreement (or at such other frequency as is consistent with the basis on which the Service Charges are determined and, if applicable, charged to Affiliates of the Provider) in arrears for the Service Charges due to the Provider under this Agreement. The Recipient shall pay the amount of such invoice by wire transfer to the Provider within thirty (30) days of the date of such invoice as instructed by the Provider; provided that, to the extent consistent with past practice with respect to Services rendered outside the United States, payments may be made in local currency. If the Recipient fails to pay such amount by such date, the Recipient shall be obligated to pay to the Provider, in addition to the amount due, interest from and including the date such payment is due, to but excluding the date of payment, at an interest rate of 1-1/2% over the Prime Rate in effect from time to time during such period. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed. As soon as practicable after receipt of any reasonable written request by the Recipient, the Provider shall provide the Recipient with data and documentation

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supporting the calculation of a particular Service Charge for the purpose of verifying the accuracy of such calculation.

Section 6.02 No Right to Set-Off. The Recipient shall pay the full amount of Service Charges and shall not set-off, counterclaim or otherwise withhold any amount owed to the Provider under this Agreement on account of any obligation owed by the Provider to the Recipient that has not been finally adjudicated, settled or otherwise agreed upon by the Parties in writing; provided, however, that the Recipient shall be permitted to assert a set-off right with respect to any obligation that has been so finally adjudicated, settled or otherwise agreed upon by the Parties in writing against amounts owed by the Recipient to the Provider under this Agreement. For the avoidance of doubt, any Service Charge that is processed through the General Electric intercompany billing system as a net settlement shall not be deemed as a set-off.

ARTICLE VII

STANDARD FOR SERVICE

Section 7.01 Standard for Service. Except as otherwise provided in this Agreement, and provided that the Provider is not restricted by an existing contract with a third party or by Law, the Provider agrees to perform the Services such that the nature, quality, standard of care and the service levels at which such Services are performed are no less than the nature, quality, standard of care and service levels at which the substantially same services were performed by or on behalf of the Provider (which in the case of Newco and its Subsidiaries and its Affiliates providing Services hereunder, shall mean the nature, quality, standard of care and service levels at which the substantially same services were performed by or on behalf of the NBCU Businesses for GE) prior to the Closing Date (or, if not so previously provided, then substantially the same as that applicable to similar services provided to the Provider’s Affiliates or other business components). Notwithstanding the foregoing, the nature, quality and standard of care that the Provider shall provide in delivering a Service shall be substantially the same as the nature, quality and standard of care that the Provider provides to its Affiliates and its other business components with respect to such Service. In the event there is any restriction on the Provider by an existing contract with a third party that would restrict the nature, quality or standard of care applicable to delivery of the Services, the Provider shall use its commercially reasonable efforts to seek to obtain a waiver of such restriction from such third party (it being understood that the Provider shall not be required to make any payments (unless the Recipient agrees to the amount of any such payment and provides the Provider in advance with the funds to enable the Provider to make such payment) or otherwise grant any accommodation to such third party in order to obtain such waiver) and, if such waiver is not obtained, the Provider shall use its commercially reasonable best efforts in good faith to provide such Services in a manner as closely as possible to the standards described in this Section 7.01.

Section 7.02 Disclaimer of Warranties. Except as expressly set forth herein, the Parties acknowledge and agree that the Services are provided as-is, that the Recipients assume all risks and liability arising from or relating to their use of and reliance upon the Services and each Provider makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH HEREIN, PROVIDERS HEREBY EXPRESSLY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICES, WHETHER

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EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE SERVICES FOR A PARTICULAR PURPOSE.

Section 7.03 Compliance with Laws and Regulations. Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. No Party will take any action in violation of any such applicable Law that would reasonably be likely to result in liability being imposed on the other Party.

ARTICLE VIII

LIMITED LIABILITY AND INDEMNIFICATION

Section 8.01 Limited Liability of a Provider. Notwithstanding Article VII, no Provider shall have any liability in contract, tort or otherwise, for or in connection with any Services rendered or to be rendered by such Provider, its Affiliates or Representatives (each, a “Provider Indemnified Party”) pursuant to this Agreement, the transactions contemplated by this Agreement or any Provider Indemnified Party’s actions or inactions in connection with any such Services, to the Recipient or its Affiliates or Representatives, except to the extent that the Recipient or its Affiliates or Representatives suffer a Loss that results from such Provider Indemnified Party’s willful breach of this Agreement, or gross negligence or willful misconduct in connection with the provision of any such Services, transactions, actions or inactions.

Section 8.02 Additional Limitation on Liability. (a) Notwithstanding any other provision contained in this Agreement, no Provider Indemnified Party shall be liable for any exemplary, special, indirect, punitive, incidental or consequential losses, damages or expenses, including business interruption or loss of profits other than any such damages actually awarded to a third party in connection with a Third Party Claim.

(b) Except with respect to Losses caused by, resulting from, or arising out of or in connection with (i) Third Party Claims or (ii) willful misconduct, GE’s total liability (in connection with the provision of Services by GE and its Provider Indemnified Parties) with respect to this Agreement shall not exceed, in the aggregate, the aggregate amount of Service Charges paid hereunder to GE.

(c) Except with respect to Losses caused by, resulting from, or arising out of or in connection with (i) Third Party Claims or (ii) willful misconduct, Newco’s total liability (in connection with the provision of Services by Newco and its Provider Indemnified Parties) with respect to this Agreement shall not exceed, in the aggregate, the aggregate amount of Service Charges paid hereunder to Newco.

Section 8.03 Indemnification of Each Provider by the Relevant Recipient. Each Recipient shall indemnify and hold harmless each relevant Provider Indemnified Party from and against any Losses, and reimburse each relevant Provider Indemnified Party for all reasonable expenses as they are incurred, whether or not in connection with pending litigation and whether or not any Provider Indemnified Party is a Party, to the extent caused by, resulting from or in

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connection with any of the Services rendered or to be rendered by or on behalf of such Provider pursuant to this Agreement, the transactions contemplated by this Agreement or such Provider’s actions or inactions in connection with any such Services or transactions; provided that such Recipient shall not be responsible for any Losses (i) of such Provider Indemnified Party to the extent that such Loss is caused by, results from, or arises out of or in connection with a Provider Indemnified Party’s willful breach of this Agreement or gross negligence or willful misconduct in connection with the provision of Services hereunder or (ii) for which the Provider is required to indemnify a Recipient Indemnified Party pursuant to Section 8.04.

Section 8.04 Indemnification of Each Recipient by the Relevant Provider. Subject to the limitations set forth in Section 8.02, each Provider shall indemnify and hold harmless each relevant Recipient and its Affiliates and Representatives (each, a “Recipient Indemnified Party”) from and against any Losses, and reimburse each Recipient Indemnified Party for all reasonable expenses as they are incurred, whether or not in connection with pending litigation and whether or not any Recipient Indemnified Party is a Party, to the extent caused by, resulting from, or arising out of or in connection with (i) the willful breach of this Agreement by such Provider or the gross negligence or willful misconduct of such Provider in providing any of the Services rendered or to be rendered by or on behalf of such Provider pursuant to this Agreement or (ii) any violation of applicable Law by such Provider.

Section 8.05 Notification of Claims. (a) Any Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any assertion of any pending or threatened claim, demand or proceeding that the Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened claim, demand or proceeding asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the relevant facts and circumstances; provided, however, that the failure to provide timely notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent the Indemnifying Party is actually prejudiced by such failure.

(b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 8.05(a) with respect to any Third Party Claim, the Indemnifying Party may assume the defense and control of such Third Party Claim. In the event that the Indemnifying Party shall assume the defense of such claim, it shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense; provided, that (i) if the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have a conflict of interest or different defenses available with respect to such Third Party Claim or (ii) the Indemnifying Party has not in fact employed counsel to assume control of such defense, the reasonable fees and expenses of one counsel (in addition to local counsel) to the Indemnified Parties shall be considered “Losses” for purposes of this Agreement. The party that shall control the defense of any such Third Party Claim (the “Controlling Party”) shall select counsel, contractors and consultants of recognized standing and competence. GE and Newco, as the case may be, shall, and shall cause each of their respective Affiliates and Representatives to, cooperate fully with the Controlling Party in the defense of any Third Party Claim. If the Indemnifying Party does not so assume control of

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such defense, the Indemnified Party shall be entitled to control such defense. The Controlling Party shall keep the other Party advised of the status of such Third Party Claim and the defense thereof. If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with this Section 8.05(b), the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of, or consenting to the entry of any judgment arising from, such Third Party Claims unless (x) the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement, (ii) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim and (y) such settlement or consent shall not include an admission of wrongdoing on the part of any Indemnified Party.

Section 8.06 Exclusive Remedies. Except as otherwise set forth in Section 8.09 hereof or in the case of intentional fraud, the Parties acknowledge and agree that the indemnification provisions of Section 8.03 and Section 8.04 shall be the sole and exclusive remedies of any Indemnified Parties, respectively, for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that they may at any time suffer or incur, or become subject to, as a result of any failure by the other Party to perform or comply with any covenant or agreement set forth herein. Without limiting the generality of the foregoing, the Parties hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled.

Section 8.07 Additional Indemnification Provisions. (a) With respect to each indemnification obligation contained in this Agreement all Losses shall be net of any third-party insurance proceeds that have been actually recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification.

(b) If an Indemnifying Party makes any payment for any Losses suffered or incurred by an Indemnified Party pursuant to the provisions of this Article VIII, such Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Losses and with respect to the claim giving rise to such Losses.

(c) For the avoidance of doubt, Losses covered by Section 8.03 or Section 8.04 may include Losses incurred in connection with a Third Party Claim.

Section 8.08 Liability for Payment Obligations. Nothing in this Article VIII shall be deemed to eliminate or limit, in any respect, GE’s or Newco’s express obligation in this Agreement to pay Termination Charges or Service Charges for Services rendered in accordance with this Agreement.

Section 8.09 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of

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this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 11.10.

Section 8.10 Mitigation. Each Indemnified Party shall use its commercially reasonable efforts to mitigate any Loss for which such Indemnified Party seeks indemnification under this Agreement.

ARTICLE IX

DISPUTE RESOLUTION

Section 9.01 Dispute Resolution.

(a) In the event of any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement, or calculation or allocation of the costs of any Service, including claims seeking redress or asserting rights under any Law (each, a “Dispute”), GE and Newco agree that the GE Services Manager and the Newco Services Manager (or such other people as GE and Newco may designate) shall negotiate in good faith in an attempt to resolve such Dispute amicably. If such Dispute has not been resolved to the mutual satisfaction of GE and Newco within sixty (60) days after the initial notice of the Dispute (or such longer period as the Parties may agree), then, the Chief Financial Officer of Newco on behalf of Newco and Senior Counsel for Transactions of GE on behalf of GE shall negotiate in good faith in an attempt to resolve such Dispute amicably for an additional twenty (20) days (or such longer period as the Parties may agree). If at the end of such time such Persons are unable to resolve such Dispute amicably, then such Dispute shall be resolved in accordance with the judicial process referred to in Sections 12.10 and 12.11 of the Master Agreement, provided that such judicial process shall not modify or add to the remedies available to the Parties under this Agreement.

(b) In any Dispute regarding the amount of a Service Charge, if after such Dispute is finally adjudicated pursuant to the dispute resolution and/or judicial process set forth in Section 9.01(a), it is determined that the Service Charge that the Provider has invoiced the Recipient, and that the Recipient has paid to the Provider, is greater or less than the amount that the Service Charge should have been, then (i) if it is determined that the Recipient has overpaid the Service Charge, the Provider shall within five (5) Business Days after such determination reimburse the Recipient an amount of cash equal to such overpayment, plus interest, from and including the date of the payment by the Recipient, to but excluding the date of reimbursement by the Provider, at an interest rate of 1-1/2% over the Prime Rate in effect from time to time during such period and (ii) if it is determined that the Recipient has underpaid the Service Charge, the Recipient shall within five (5) Business Days after such determination reimburse the Provider an amount of cash equal to such underpayment, plus interest, from and including the date such payment originally should have been made by the Recipient, to but excluding the date of reimbursement by the Recipient, at an interest rate of 1-1/2% over the Prime Rate in effect from time to time during such period. Any such interest shall be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

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ARTICLE X

TERM AND TERMINATION

Section 10.01 Term and Termination. (a) This Agreement shall commence immediately upon the Closing Date and shall terminate upon the earlier to occur of: (i) the last date on which either Party is obligated to provide any Service to the other Party in accordance with the terms hereof and (ii) the mutual written agreement of the Parties to terminate this Agreement in its entirety.

(b) (i) Without prejudice to a Recipient’s rights with respect to a Force Majeure, a Recipient may from time to time terminate this Agreement with respect to any Service, in whole but not in part: (A) for any reason or no reason upon providing at least sixty (60) days’ prior written notice to the Provider of such termination (unless a longer notice period is specified in the Schedules), in each case, subject to the obligation to pay Termination Charges; (B) if the Provider of such Service has failed to perform any of its material obligations under this Agreement with respect to such Service, and such failure shall continue to exist thirty (30) days after receipt by the Provider of written notice of such failure from the Recipient; or (C) immediately upon mutual agreement of the Parties and (ii) a Provider may terminate this Agreement with respect to one or more Services, in whole but not in part, at any time upon prior written notice to the Recipient if the Recipient has failed to perform any of its material obligations under this Agreement relating to such Services, and such failure shall be continued uncured for a period of thirty (30) days after receipt by the Recipient of a written notice of such failure from the Provider. If the termination of a Service pursuant to clause (i)(A) or (i)(B) would, in the reasonable determination of the Provider, require the termination or partial termination of, or otherwise affect the provision of, any other Service, the Provider shall, in the case of the termination of a Service pursuant to clause (i)(A), within thirty (30) days, and in the case of the termination of a Service pursuant to clause (i)(B), within fifteen (15) days, following the delivery of termination notices pursuant to such clauses, provide written notice to the Recipient listing each such affected Service and Recipient may withdraw its termination notice. If such termination notice is not withdrawn, Provider’s obligation to provide the Services listed in its notice shall terminate automatically with the termination of such Service. The relevant Schedule shall be updated to reflect any terminated Service. In the event that any Service is terminated other than at the end of a month, the Service Charge associated with such Service shall be pro-rated appropriately.

(c) A Recipient may from time to time request a reduction in part of the scope or amount of any Service. If requested to do so by the Recipient, the applicable Service Charge shall, to the extent appropriate (if any), be adjusted in light of all relevant factors, including the costs and benefits to the Provider of any such reductions and any applicable Termination Charges, in a manner consistent with the methodologies used to determine the Service Charges set forth in the applicable Schedules. The relevant Schedule shall be updated to reflect any reduced Service. In the event that any Service is reduced other than at the end of a month, the Service Charge associated with such Service for the month in which such Service is reduced shall be pro-rated appropriately.

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Section 10.02 Effect of Termination. Upon termination of any Service pursuant to this Agreement, the Provider of the terminated Service will have no further obligation to provide the terminated Service, and the relevant Recipient will have no obligation to pay any future Service Charges relating to any such Service; provided that the Recipient shall remain obligated to the relevant Provider for the (i) Service Charges, any other fees, costs and expenses owed and payable in respect of Services pursuant to the terms of this Agreement provided prior to the effective date of termination and (ii) Termination Charges. Upon termination of any Service pursuant to this Agreement, the relevant Provider shall reduce for the next monthly billing period the amount of the Service Charge for the category of Services in which the terminated Service was included (such reduction to reflect the elimination of all costs incurred in connection with the terminated service to the extent the same are not required to provide other Services to the Recipient), and, upon request of the Recipient, the Provider shall provide the Recipient with documentation and/or information regarding the calculation of the amount of the reduction. In connection with termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Article I, the fourth sentence of Section 5.02(b), Article VIII (including liability in respect of any indemnifiable Losses under this Agreement arising or occurring on or prior to the date of termination), Article IX, Article X, Article XI, all confidentiality obligations under this Agreement and liability for all due and unpaid Service Charges and Termination Charges shall continue to survive indefinitely.

Section 10.03 Force Majeure. (a) No Party hereto (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure; provided that (i) such Party (or such Person) shall have exercised commercially reasonable efforts to minimize the effect of Force Majeure on its obligations; and (ii) the nature, quality and standard of care that the Provider shall provide in delivering a Service after a Force Majeure shall be substantially the same as the nature, quality and standard of care that the Provider provides to its Affiliates and its other business components with respect to such Service. In the event of an occurrence of a Force Majeure, the Party whose performance is affected thereby shall give reasonably prompt notice of suspension to the other stating the date and extent of such suspension and the cause thereof (provided, however, the failure of a Party to provide such notice shall not be deemed a waiver of its rights under this Section 10.03 except to the extent the other Party is actually prejudiced by such failure).

(b) During the period of a Force Majeure, the Recipient shall be entitled to seek an alternative service provider with respect to such Service(s) and shall be entitled to permanently terminate such Service(s) (and shall be relieved of the obligation to pay Service Charges for such Services(s) throughout the duration of such Force Majeure or any Termination Charges) if a Force Majeure shall continue to exist for more than ten (10) consecutive days, it being understood that Recipient shall not be required to provide any advanced notice of such termination to Provider.

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ARTICLE XI

GENERAL PROVISIONS

Section 11.01 No Agency. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any party an agent of another unaffiliated party in the conduct of such other party’s business. A Provider of any Service hereunder shall act as an independent contractor and not as the agent of the Recipient in performing such Service, maintaining control over its employees, its subcontractors and their employees and complying with all withholding of income at source requirements, whether federal, state, local or foreign.

Section 11.02 Subcontractors. A Provider may hire or engage one or more subcontractors to perform any or all of its obligations under this Agreement; provided that (1) such Provider shall use the same degree of care in selecting any such subcontractor as it would if such contractor was being retained to provide similar services to the Provider; and (2) such Provider shall in all cases remain primarily responsible for all of its obligations hereunder with respect to the scope of the Services, the standard for services as set forth in Article VII and the content of the Services provided to the Recipient.

Section 11.03 Confidentiality.

(a) Each Party agrees that it shall hold strictly confidential and shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to hold strictly confidential and to use, the Confidential Information only for purposes of this Agreement and not for any other purpose. Subject to the limitations set forth in Section 8.02, each Party agrees that it shall be responsible for any breach of the provisions of this Section 11.03 by any of its Representatives to whom it discloses Confidential Information. Each Party further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Party’s Representatives in the normal course of the performance of their duties with respect to this Agreement;

(ii) to the extent required by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Party is subject); provided that, unless otherwise prohibited by Law, such Party agrees to give the other Party prompt notice of such request(s), to the extent practicable, so that the other Party may seek an appropriate protective order or similar relief (and such Party shall cooperate with such efforts by such other Party and shall in any event make only the minimum disclosure required by such Law, rule or regulation);

(iii) to the extent required by the rules and regulations of the Securities and Exchange Commission or stock exchange rules.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against any Party.

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“Confidential Information” means any information concerning a Party or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of such Party or any such Subsidiaries in the possession of or furnished to any other Party, in each case, as a result of or in connection with the provision of Services pursuant to this Agreement; provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by such other Party or its directors, officers, employees, shareholders, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) was available to such other Party on a non-confidential basis prior to its disclosure to such other Party or its Representatives by such Party or (iii) becomes available to such other Party on a non-confidential basis from a source other than such Party after the disclosure of such information to such other Party or its Representatives by such Party, which source is (at the time of receipt of the relevant information) not, to such other Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) such Party or another Person; provided that, notwithstanding anything to the contrary contained herein, “Confidential Information” in the possession of GE or Newco or any of their respective Subsidiaries prior to the date of this Agreement shall not by virtue of the foregoing exceptions in clause (ii) or (iii) not be deemed Confidential Information and GE and Newco shall be obligated to keep or to cause to be kept such information confidential in accordance with the provisions of this Section 11.03 as fully as if they did not have access to such information prior to the date of this Agreement but only received it after the date of this Agreement.

(b) Each Party shall comply with all applicable state, federal and foreign privacy and data protection Laws that are or that may in the future be applicable to the provision of Services hereunder.

(c) This Section 11.03 shall not apply to the Parties’ obligations in respect of “Confidential Information” (as such term is defined in the Newco Operating Agreement), which shall be governed exclusively by the terms of the Newco Operating Agreement.

Section 11.04 Further Assurances. Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate this Agreement.

Section 11.05 Notices. Except with respect to communications by the GE Services Manager and the Newco Services Manager under Section 2.03, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.05):

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(i)	if to GE:

General Electric Company

3135 Easton Turnpike, W3A24

Fairfield, CT 06828

Attention:    Senior Counsel for Transactions

Facsimile:   (203) 373-3008

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:    Howard Chatzinoff

        Jay Tabor

Facsimile:    (212) 310-8007

(ii)	if to Newco:

NBC Universal, LLC

30 Rockefeller Plaza

New York, NY 10012

Attention:    General Counsel

Facsimile:   (212) 664-2147

with a copy to:

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

Attention:    General Counsel

Facsimile:   (215) 286-7794

Section 11.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 11.07 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of

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this Agreement; provided, however, that nothing in this Agreement shall alter any Related Party NBCU Contract that GE and Comcast have agreed, pursuant to Section 6.20 of the Master Agreement or otherwise, will survive the Closing under the Master Agreement.

Section 11.08 No Third-Party Beneficiaries. Except as provided in Article VIII with respect to Provider Indemnified Parties and Recipient Indemnified Parties, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of GE or the NBCU Businesses, or entity any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 11.09 Governing Law. This Agreement and any Disputes (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction.

Section 11.10 Venue. Each Party agrees that if any Dispute is not resolved by mediation undertaken pursuant to Section 9.01, such Dispute shall be resolved only in the courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereto by this Agreement irrevocably and unconditionally: submits for itself and its property in any Action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Action shall be heard and determined in such New York State court or, to the extent permitted by Law, in such federal court; consents that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 11.05; and agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

Section 11.11 Amendment; Waiver. No provision of this Agreement, including any Schedules hereto, may be amended, supplemented, waived or modified except by a written instrument making specific reference hereto or thereto signed by all the Parties. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

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Section 11.12 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Schedule are references to the Articles, Sections, paragraphs and Schedules of this Agreement unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) GE and Newco have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in any of this Agreement; (k) a reference to any Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; and (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

Section 11.13 Counterparts. This Agreement may be executed in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 11.14 Assignability. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of GE and Newco, except that GE and Newco may each assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided that no such assignment shall release GE or Newco from any liability or obligation under this Agreement.

Section 11.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

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Section 11.16 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of GE, Newco or any of their respective Affiliates shall have any liability for any obligations or liabilities of GE, Newco or any of their respective affiliates, respectively, under this Agreement of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By:	/s/ Briggs Tobin
Name: Briggs Tobin
Title: Senior Counsel–Transactions

[Signature Page to GE Transition Services Agreement]

NAVY, LLC

By:	/s/ Malvina Iannone
	Name:	Malvina Iannone
	Title:	Vice President and Secretary, Navy Holdings, Inc., its Sole Member

[Signature Page to GE Transition Services Agreement]

Schedule A: Preliminary Schedule A (GE services to Newco)(1)

Fields in final legal schedule

(1)

None of GE or any of its employees, agents, consultants or representatives, or any of their respective Affiliates, (a) is providing legal, financial, accounting or tax advice in connection with Services performed pursuant to this Schedule or the Agreement of which this Schedule forms a part or (b) has any responsibility, as a result of providing such Services or storing or maintaining any data referred to herein, or otherwise, to prepare or deliver any notification or report to any Governmental Authority or other Person on behalf of Newco, Comcast or any of their respective Affiliates.

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
EHS	EHS-1	Service	Technical programmatic EHS services	GE/CEP will continue to provide routine technical support, counsel and guidance at current levels for CEP programs only to the extent relevant to Newco. The determination of relevance shall rest with GE/CEP exercising reasonable judgment. GE/CEP shall provide access to and information from media Task Forces, such as Air, Chemical Management, Water, Health & Safety, Ergo & Waste, etc. but only to the extent that no GE confidential information is to be provided or discussed. GE/CEP shall have no liability in relation to the information provided. Employees of Newco cannot attend QMI sessions.	All	48 months	Annual cost of [***].		60 days	GE Intranet access, SSOs, access to GE libraries and support central

EHS	EHS-2	Service	Regulatory Updates and Legislative Summaries ([***] and other global services)	Subject to any third party vendor’s agreement, GE/CEP will continue to provide access to the regulatory e-mail updates provided to all GE businesses. This includes daily updates and highlights (includes all international information and publications). GE/CEP shall have no liability in relation to the information provided. List of regulatory updates: [***]; [***] and [***] reporter. Insider [***] and [***] will need to be obtained by Newco independently.	All	48 months as long as GE’s ownership of Newco is at least [***]%	Newco shall pay a percentage cost for access to third party services paid for by GE. [***] per annum		60 days	GE Intranet access, SSOs, access to GE libraries and support central

EHS	EHS-3	Service	CEP Webpage guidance	GE will continue to provide access to CEP webpage content which includes regulatory guidance such as [***], written procedures, programs, policies, etc., providing same as for other businesses and only as is relevant to Newco. GE/CEP shall have no liability in relation to the information provided.	All	48 months	Included in cost item for EHS-1		60 days	GE Intranet access, SSOs, access to GE libraries and support central, EHS-1

EHS	EHS-4	Service	Specific CEP Training	GE will continue to make available training from CEP for all programs currently offered to NBCU employees at the time of close, including: Ergo, Industrial Hygiene, Health & Safety Framework, PMT, Audit Skills, EPCRA SAIC Training - Tier II, TRI threshold, and TRI Reporting, on the following basis: (a) Newco is to pay for the training at the same rates as other GE businesses; (b) any training course is subject to availability and participants from other GE businesses have priority; and (c) in the event that GE cannot provide the relevant training, any alternative training shall be at Newco’s sole cost. GE/CEP shall have no liability in relation to the training provided.	All	48 months	Newco shall pay the usage/tuition costs on the same basis as for other GE businesses. Newco will also pay a portion of development cost for courses developed post close that Newco opts to participate in post Closing.		60 days	GE Intranet access, Webex, SSOs, GE libraries

EHS	EHS-5	Service	[***]	Subject to agreement from the Air Permitting Forum, GE will continue to provide access to the [***], which includes air rule advocacy, primarily Title V. GE/CEP shall have no liability in relation to the information provided.	All	48 months	Included in cost item for EHS-1		60 days	GE Intranet access, SSOs, access to GE libraries and support central

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
EHS	EHS-6	Service	GHG Emission	At NBCU’s request, GE will provide historical data and information relating to NBCU sites covered in GE’s GHG small site program, including the GHG emission factors that were utilized to calculate GHG contribution.	All	1 month (one time download of information as of Closing Date)	[***] as long as download is taken in standard format.		60 days	Gensuite, SSO

EHS	EHS-7	Service	CEP Purchased Services	Subject to agreement by the relevant vendor and the terms of the relevant contract, including duration of service, GE shall request preferred providers operating under CEP purchased service contracts (e.g., due diligence companies [***] & [***]) to extend the services to Newco upon the same terms.	All	Lesser of 48 months or per CPA terms for subsidiaries	Newco to pay for costs incurred from Newco's usage of providers		60 days	GE Intranet, GE CEP Website, libraries and support central

EHS	EHS-8	Service	Waster Vendor List/audit	GE will continue to provide Newco with updated waste vendor “approved” list of US sites for waste disposal and information from past audits of waste vendors and any new audits done.	All	48 months	Included in cost item for EHS-1		60 days	GE Intranet access, SSOs, access to GE libraries and support central, EHS-1

EHS	EHS-9	Service	Laboratory Program	Subject to agreement by the relevant provider and the terms of the relevant contract, including duration of service, Newco will continue to have access to current [***] lab contract - fixed prices, performance audits and procedures. GE is under no obligation to guarantee the service & shall have no liability for the service provided.	All	48 months	Newco will continue to pay vendors directly based on usage		60 days	GE Intranet, GE CEP Website, libraries and support central

EHS	EHS-10	IT	MSDS tool	GE will continue to provide access and use of [***] tool during the period while NBCU is on the GE IT platform (any incremental cost shall be borne by Newco). After such period, in order to continue to have access from GE to this element, Newco must enter into a separate contract with the same [***] vendor. Subject to use of the same vendor, the duration of access will be commensurate with the duration of Gensuite service.	All	Lesser of 48 months or as long as Gensuite is provided by GE	[***]		60 days	Gensuite and SSOs

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close		Termination Notice Required to be given to GE	Dependency on other item
EHS	EHS-11	IT	Gensuite	At Newco’s cost, GE will continue to provide user access to Gensuite applications for functional uses including EHS, Guest Safety, Sourcing/SRG, Security/Crisis Management and Compliance Metrics, provided Newco has continued access to the GE Intranet Gensuite hosting platform. The costs shall include GE management and functional support costs in addition to the existing service costs, shall reflect additions/changes in services as requested by Newco during the period of this service; and shall include additional standalone instance costs where NBCU is using as of close Gensuite applications in a shared GE-wide/GE Corporate-sponsored instance. Newco’s use of Gensuite applications is subject to appropriate IP protections. No reliance may be placed on Gensuite by Newco and the service shall be provided on a no GE liability basis. GE shall provide downloads of Newco data recorded in Gensuite databases in a mutually agreed-upon format on the termination of service at Newco’s cost; or Newco may choose to transition to the commercially offered standalone Gensuite platform for service at Newco’s cost.	All	48 months

2010 estimate - [***] annually

Transition off separate NBCU instance of Gensuite while on GE IT platform [***] (separation of Newco data)

One time download cost will be determined by GE if/when required.

								$	[***]	60 days	SSOs, Oracle HR and MyLearning for Training Tracker

EHS	EHS-12	Service	HMT Hot Line	Subject to agreement by any third party vendor, GE will continue to provide hot line service on current CEP contract with outside vendor URS.	All	48 months or terms per vendor agreements	[***] annual ([***] of GE’s annual usage). Future years will be billed at Newco’s percentage of actual usage			60 days	N/A

EHS	EHS-13	Service	[***] Driver Compliance System	Subject to agreement by the relevant provider and the terms of the relevant contract, including duration of service, Newco will continue to have access to the [***] compliance systems (including DQ files, Hour of Service HOS records, Drug/Alcohol testing pool, etc).	Americas	24 months	Currently pay based on number of active drivers - cost varies annually based on business trends. [***] Historically about [***]/year			60 days	Web access outside GE intranet. GE to continue to maintain authorized users list

EHS	EHS-14	Service	CEP Global Facility database	GE to provide listing of NBCU facilities and historical data in central database at the time of Closing. Newco will have ability to download/copy the content, with no additional service provided.	All	1 month	[***] as long as download is taken in standard format.			60 days	N/A

EHS	EHS-15	Service	Remedial/A&D Services	GE will continue to provide access to documentation and key personnel who have managed or supported NBCU transactions and remediation projects. Support will be with reference to historical matters only e.g. no new files or assistance. No legal advice or support will be provided. GE will have no liability for this service.	All	48 months	Charge will depend on usage: Technical services charged at [***] and Legal services charged at [***]			60 days	EHS-1

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
EHS	EHS-16	Service	Use of Corporate SRG Compliance systems/processes/services.	GE will continue to provide access to and use of the Supplier Reputational Guidelines (SRG) system and related information, including: Documentation and tracking of audits and findings, surveys and guide notes for auditors, and tracking of key compliance metrics. GE to make available access to the SQ program, including the In-Field Auditor Training Course, to maintain current auditor effectiveness, an updated List of Discretionary, Mandatory & Restricted Countries, and an updated list of Trusted Suppliers.	All	48 months	Annual cost of [***] for access to SRG web-site, checklists and related guide notes, metric tools, no-charge training, periodic calls and best practice sharing. Newco will be charged similar to other GE businesses for other training and tools. Newco and GE to agree on a case by case basis the charges for spot checks and other supplier on-site support services as GE may agree to provide based on Newco’s request.		60 days	Gensuite SSOs, access to GE libraries

EHS	EHS-17	Service	ENHESA/STP/IHS Power Audits	Subject to agreement of any relevant third party and the terms of the relevant contract, GE will continue to provide access to ENHESA, STP and IHS update services such as audit protocol updates and regulatory updates.	All	Lesser of 48 months or as long as Gensuite is provided by GE	Newco shall pay a percentage cost for access to third party services paid for by GE. [***]/year		60 days	Gensuite, SSOs, access to GE libraries (regulations linked to libraries in GS)

Security	Security-1	Travel Advisory Services	Travel Advisory services	GE to provide access to TAS (Travel Advisory Services) system, which is a traveler tracker and security approval process. GE shall have no liability, and be indemnified and held harmless, for these services. Service will only be offered in connection with GE’s travel system. To continue use of this service beyond six months post Closing, Newco must review progress on building their own travel security advisory system with Frank Taylor every six months (six and twelve months post Closing).	All	18 months (requires Newco to comply with service description, otherwise six months)	Cost to provide service included in the T&L Reservations charge. No additional cost		60 days	GETRES, T&L Offering

Security	Security-2		Security	The Chief Security Officer of GE (Frank Taylor) may if he so chooses (in his sole discretion), share best practices regarding security matters when requested, and respond to questions regarding regional security matters (or redirect such questions to his regional security directors). GE shall have no liability, and be held harmless, for any information, assistance or advice provided.	All	48 months	[***] based on Newco’s projected usage. Cost may be evaluated during the period of the TSA depending on usage and Newco may be billed at fully allocated cost.		60 days

Human Resources	HR-1	IT application	Corp. owned HR IT systems / applications	GE will provide access and support for the following systems, applications and content: [***] (includes Self-service tools, [***] and [***] bolt on), [***] (Newco may use [***] to access [***], but must obtain new licenses for any Newco user who needs to use DESKI version), Company Organization Directory, eEMS, MyGoals, My Organization, HR Analytics, eComp (including Salary and IC planning), eSession C, Interpay (up to the duration of any payroll services) MyInformation, MyLearning/LMS (all content, including [***] and [***] licensed content, [***] Individually licensed IT curriculum and e360 functionality) , Global Reward & Recognition and European Long Services Award Program. All current NBCU inbound and outbound interfaces will be supported during the duration of this TSA item. Newco will be required to comply with any/all data configuration requirements or modifications applied to all GE businesses as directed by GE.	All	Up to 18 months (*MyLearning is the only exception to this rule. Depending on the SSO solution MyLearning and noted terms may be extended for 48 months. 5-series SSOs will enable MyLearning to continue 48 months but 6-series will not. Once OHR is turned off GE will have no capability to track content completed/scorecards for Newco)	[***] per Employee per Year, Newco’s proportional share of [***] annual licensing cost ([***] annually). At the end of the TSA period if functional approval for extraction is granted from GE, Newco will be charged fully allocated data extraction charges. If Newco opts to use new MyLearning content developed by GE during the service period then Newco will be assessed a portion of the course development cost consistent with other GE businesses. Newco will be billed Newco’s proportional share of EHS content annual cost billed by GE Energy quarterly if Newco opts to access EHS content developed during the service period (historically [***]/year). If Newco is granted permission by GE functional experts to download MyLearning content during the service period Newco may be assessed cost.	Durations longer than 18 months would require new licenses ([***] ) @ Newco’s expense, Cost to remove GE branding for European Long service award will be charged to Newco.	60 days	N/A

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Human Resources	HR-1 (cont)	IT application	Corp. owned HR IT systems / applications	Note: GE to provide access to use of online training curricula of all GE Corporate functional areas via MyLearning platform that exist at Closing. The provision of such access to Newco will not in any way constitute a representation by GE as to the adequacy or sufficiency of such curricula. Newco may only use the GE Corporate content from the MyLearning platform (courses starting in GE-Function-xxx). Under no circumstance may Newco download any licensed content from the MyLearning platform. In order to obtain a download of GE Corporate MyLearning content, Newco must contact the GE Corporate functional owner as material is hosted on an external server. Any MyLearning materials must be substantially altered and GE references removed to use at Newco. If Newco intends to access or use any training materials developed post Closing, Newco must pay for the content development similar to other GE businesses. GE shall have no liability, and be indemnified and held harmless, for these services, including the content of the online training curricula and any download or use thereof or reliance thereon by Newco.	All	(see above)	(see above)		60 days	(see above)

Human Resources	HR-2	Services	U.S. Disability Management (STD, SCP, LTD, Disability Pension)	For all existing Disability claims incurred prior to the Closing Date, GE will continue to provide management of claims until the employee returns to work or exhausts their GE benefits. Direct Access to GE Disability Management systems will not be allowed. However, a periodic update report will be provided. Frequency of update report to be agreed upon between Newco and GE.(Section 6.06 in EMA describes how Workers’Comp coverage will be covered. Electric Insurance will provide access to Pinnacle (workers’ Comp Management system) post-close.)	US	Up to point where all Disability cases have returned to work or exhausted their GE benefits	N/A		60 days	HR #1

Human Resources	HR-3	Services	Non-U.S. Payroll and Benefit Administration	In the jurisdictions and locations where these services have been provided by GE to the transferred employees, GE will provide payroll services and administer all non-U.S. benefits plans, including use of the eLeave where applicable, that transferred employees were eligible to participate in immediately prior to Closing. The scope and cost of this service will be adjusted from time to time as Newco begins to provide these services for individual groups of employees. This transitional support specifically excludes [***] Pan-European Personal Travel and Accident Policy for all European locations and GE UK Defined Benefit Plan support.	All	18 months	Actual costs, SLA cost and / or the expense allocation methodology applied to all GE components. The same cost charged to the NBCU component prior to Closing. Any costs associated with the modifications made to accommodate the NBCU Pension or Benefit Changes in the UK will be billed to Newco	May be assessed if payroll set-up is required to allow payroll TSA support with Newco’s legal entity	See Tab: HR Termination Notice Required	HR #1

Human Resources	HR-4	Services	Non-U.S. HR Operations Administration	In the jurisdictions and locations where these services have been provided by GE to the transferred employees immediately prior to Closing, GE will provide HR Operations services consistent with past practice. The scope and cost of this service will be adjusted from time to time as Newco begins to provide these services for individual groups of employees.	All	18 months	Actual costs, SLA costs and / or the expense allocation methodology applied to all GE components		See Tab: HR Termination Notice Required	HR #1

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Human Resources	HR-5	IT application	[***]	In the jurisdictions and locations where these services have been provided by GE to the transferred employees immediately prior to Closing, GE will provide the [***] application for as long as: (1) payroll services are provided by GE, (2) OHR is used and (3) the current payroll configurations are maintained. The services would be limited to ensuring that the application is operational, payroll files are sent according to schedule to existing vendor under current conditions, and any follow up activities would be limited to basic RTS (Readiness to Serve) activities which would include responding to basic queries from a single power user from each region or country, as appropriate. No interface modifications to this highly customized tool will be made in order to continue service. This service will terminate in each jurisdiction when payroll transitions.	All	18 months	N/A		60 days	HR #1, HR#4

Human Resources	HR-6	IT application	Benefits.ge.com	In the jurisdictions and locations where these services have been provided by GE to the transferred employees immediately prior to Closing GE will continue to provide Benefits.ge.com for as long as payroll is still being provided by GE. This service will terminate in each jurisdiction when payroll transitions.	Europe / Pacific	18 months	N/A		60 days	HR #1, HR#4

Human Resources	HR-7	IT application	[***]	GE to provide continued access and use of [***] (a [***] 3rd party application) for one to two users in order to run reports using historical data only.	All	1 month	N/A		60 days	N/A

Human Resources	HR-8	Services	GE International Support / Global Mobility Services for Ex-patriots	GE to provide expatriate administration, relocation, immigration and tax preparation services where these services have been provided by GE to the transferred employees immediately prior to Closing. The full suite of services must continue during the transitional period. It is not possible to continue a subset of these services. The length of ex-patriate transitional support will vary based on the transition of the home and host country payroll to Newco. Typically, when GE ceases to support the home country payroll, the ex-patriate support will also cease. Note: US GMEs will need to transition at Closing due to tie with US Payroll and Benefits platform for which there is no transitional support available	All	18 months	Charges to be billed at the current per employee rate based on the services provided, as applicable to all GE businesses		60 days	HR #1

Human Resources	HR-9	Services	Entry Level Leadership Training Programs (HRLP, OMLP, FMP, IMLP, ECLP)	GE to provide services of training program participants who elect to stay with GE upon Closing (such employees will remain GE employees while providing services to Newco)	All	For duration of current rotational assignment	Newco will be assessed all costs of the program participant during current rotational assignment including Actual Compensation & Benefits costs.		60 days	N/A

Human Resources	HR-10	Services	Entry Level Leadership Training Programs (HRLP, OMLP, FMP, IMLP, ECLP)	GE to provide training program participants who elect to transfer to Newco upon Closing the ability to continue to participate in GE leadership program coursework and receive GE certificates until they graduate from their respective program.	All	Until all current rotational program members who go with Newco finish their GE programs	Newco will pay for all costs of transferred program participant to complete GE program including actual costs and / or the expense allocation methodology applied to all GE components		60 days	N/A

Human Resources	HR-11	Services	Personnel Relations Leadership Training Course and UA Assessment support	GE to provide content, material and instructors to allow Newco to conduct the Personnel Relations Leadership Course and will support periodic Union Avoidance site assessments	All	48 months	Newco will bear all costs associated with the training program including course materials, instructor fees and instructor T&L costs and facility charges. In addition, Newco will pay for all costs associated with UA assessment support including a [***] and all T&L costs	Course materials, instructor fees and instructor T&L costs and facility charges for course. A [***] and all T&L costs for UA support	60 days	N/A

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Human Resources	HR-12	Services	Cornerstone Leadership Training	GE will run a Newco specific course with a minimum number of enrolled employees*, Foundations of Leadership (80*), New Manager Development Course (42*), Advanced Manager Course (42*), Leadership Development Course (42* ), Breakthrough Leadership /Leadership Practices (20*) with curriculum in place at Closing at GE Crotonville, Munich or Shanghai . Requests must be made in writing to Susan Peters by September 1 of the year prior to the year in which the course is to be held. Scheduling for the subsequent year must be finalized by October 31 of each year. Course bookings are irrevocable and Newco will pay full cost if canceled.	Americas	48 months	Newco will be responsible for all costs including the course tuition, course materials, and participant room and board and other T&L costs. Note that bookings are irrevocable and Newco will be charged full cost of course tuition, course materials and participant room and board is course is canceled after booking	Tuition, course materials and Participant Room and Board in effect at the time of booking and other T&L costs as incurred by participants	60 days	SSO

Human Resources	HR-13	Services	Essential Skills Curriculum	GE to provide access to content to the Essential Skills Curriculum in existence at the time of Closing to the same extent NBCU had access to the curriculum pre-Closing. Newco must not modify the content The content must remain in sync with GE content during the TSA period. Newco employees can attend GE Train the Trainer sessions. Newco may run Train the Trainer Sessions using GE content and process as of the Closing Date. Courses included under this item include: GE-CHGMT-CAPCW, GE-LEAD-BELS, GE-LEAD-BL, GE-LEAD-ILW, GE-PSKL-ECS, GE-PSKL-FS, GE-PSKL-FSK, GE-PSKL-FSWO, GE-PSKL-HRP, GE-PSKL-INFLU, GE-PSKL-IPS, GE-PSKL-PL, GE-PSKL-PM, GE-PSKL-PSW, GE-PSKL-TEAM, GE-PSKL-WO	All	48 months	[***] for access to course content. Newco will bear all costs associated with employees attending Train the Trainer sessions including tuition, course materials, room & board and other T&L costs	All costs associated with employees attending Train the Trainer sessions including tuition, course materials, room & board and other T&L costs	60 days	SSO

Human Resources	HR-14	Services	Functional Skills Curriculum	GE to allow Newco employees to attend globally scheduled Functional Skills courses globally. For Finance and HR curriculum only, Newco may hire GE identified consultant course instructors, provide their own facility and GE will provide the course materials for the specific purpose of conducting a Newco specific course only. Newco will not be allowed to join train the trainer sessions on the curriculum for Newco employees. Also, under no circumstances can the Functional Skills Course materials be used by Newco after the four year anniversary of the Closing Date. This TSA item only covers the Finance, Commercial, HR, and IT Curriculum and is only for courses in existence at the time of Closing. Newco will be required to provide Newco leadership or other employee participation or support to the same extent required of GE businesses attending Functional Skills courses.	All	48 months	Newco will bear all costs associated with employees attending functional skills courses or Newco will bear the full cost of hiring consultant instructors (including cost of T&L for instructors), facility costs and cost to create course materials.	All costs associated with employees attending training sessions including tuition, course materials, room & board and other T&L costs or will beat the full cost of hiring consultant instructors (including cost of T&L for instructors), facility costs and cost to create course materials.	60 days	SSO

Human Resources	HR-14 (cont)	Services	Functional Skills Curriculum	The courses included under this items include: Finance: PITIT, BGIE, Controllership, FAS 133, GAAP, AFMC Analyze, AFMC Grow, AFMC Acquire and AFMC Risk. Commercial: Marketing Essential, Go to Market, Commercial Essentials, Market Knowledge, Segmentation, Pricing, Commercial Activation, Branding, New World Skills, Sales Force Effectiveness, Commercial Management seminar, Economic Value Selling, Situational Sales Negotiation, Selling Fundamentals, HR : Interview & Assessment Workshop, Coaching for HR Professionals, Conducing Investigations, HR Acquisition Due Diligence & Integration, and Designing Organizations and IT: AIMC (Advanced IM Course) and EIMP III (Experienced IM Program - course 3 for those in process for this program)	All	48 months	(see above)		60 days	SSO

Human Resources	HR-15	Services	Access to [***] System	GE to provide access to up to two users in order to view historical data through the quarter in which the Closing occurs.	US	Through end of fiscal quarter during which the Closing occurs	[***]		60 days	N/A

Human Resources	HR-16	Medical	Myhealth	GE to provide access to the wellness program Health by Numbers subject to the terms of any contracts with the providers.	All	48 months	[***]		60 days	SSO

Human Resources	HR-17	Medical	[***]	Subject to the terms of any contracts with the providers, GE to make available [***] and Global Travel Services-includes Medical alerts, repatriation and recommendations for travel-email notification system as well as coordinates medical services on a corp. contract. GE shall have no liability, and be indemnified and held harmless, for these services.	All	18 months	Newco shall pay the costs based on usage under the same methodology as charged to NBCU preclose. Price is based on actual cost billed using the same methodology as for the other GE businesses		60 days	GETRES/TAS, T&L Offering

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close		Termination Notice Required to be given to GE	Dependency on other item
Human Resources	HR-18	Medical	Regional Medical Leads support	GE to provide consulting access to GE Regional Medical Leads consistent with historical practice across all poles. GE shall have no liability, and be indemnified and held harmless, for these services.	All	12 months	[***]/month was historical run rate. Newco will be assessed at same rate as other GE businesses			60 days	N/A

Human Resources	HR-19	Medical	[***]	GE to provide access to [***] Electronic Health Record system and assist with data migration to Newco EHR.	US	18 months

Annual fee: Newco continues to pay fee to GE for maintenance and support during that time at cost. Current run rate ([***]/year)

If data is provided in an existing standard extract format, there will be a [***] cost to Newco. If a new format or customized format is requested by Newco or a third-party is engaged to extract or manipulate the data, the costs will be billed to Newco at [***]

								$	[***]	60 days	HRIS

Human Resources	HR-20	Support	Local Human Resource Support	GE to provide HR consulting support to regional Newco HRMs as per previous practice at Closing. Russia, Singapore, Australia, Brazil, China.	All	18 months	Actual costs, SLA cost and / or the expense allocation methodology applied to all GE components. The same cost charged to the NBCU prior to Closing.			60 days	N/A

Human Resources	HR-21		Historical records and data	GE to provide NBCU Payroll, Benefits and HR historical data to Newco.	All	48 months	If data is provided in an existing standard extract format, there will be no cost to Newco. If a new format or customized format is requested by Newco or a third-party is engaged to extract or manipulate the data, the costs will be billed to Newco.			60 days	N/A

Human Resources	HR-22		Synchronization of [***] employee master record to [***] HR	To the extent that Newco desires to keep [***] Employee Master Record in sync with [***] HR, GE will provide access and use of the Web ADI tools and process to allow batch upload of data.	All	18 months	All costs incurred by GE for approved modifications will be charged to Newco		All costs incurred by GE for approved modifications will be charged to Newco	60 days	HR-1

Human Resources	HR-23		Development of Interpay interface or interfaces	GE will collaborate with Newco to lead the development, testing and implementation of an Interpay interface(s) to facilitate the transfer of data from the GE [***] HR system into a payroll and/or benefits administration system. A Statement of Work which outlines work to be performed, deliverables and timelines must be agreed upon between GE and NewCo before work commences.	All	18 months	All costs incurred by GE will be charged to Newco		All costs incurred by GE will be charged to Newco	60 days	HR-1

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Human Resources	HR-24		HR Data Conversion Services	GE will collaborate with Newco to lead the HR Data Conversion efforts from [***] HR and the US [***] Payroll system. GE will convert and map the data to the HRIS, Payroll or Benefits Administration systems as directed by Newco. A Statement of Work which outlines work to be performed, deliverables and timelines must be agreed upon between GE and NewCo before work commences.	All	18 months	Same cost basis applied to other clients of GE Data Conversion COE	Same cost basis applied to other clients of GE Data Conversion COE	60 days	HR-1

Human Resources	HR-25	IT application	Puerto Rico Industrial payroll server	GE to provide continued support, access and use of Industrial server that is used to feed payroll data from [***] to [***] via the [***] connect software	Americas (Puerto Rico Only)	18 months	[***] will be bill to Newco - allocated cost to run the Industrial server on behalf of Newco		60 days	HR-1

Human Resources	HR-26	Third Country National Benefits Support	Third Country National Benefits Support	GE will continue participation of the following employees in the following Third Country National (TCN) Plans: [***] - Generali Life/Disability Plan and [***] - Ex-Pat Pension Plan, [***] Life/Disability Plan and [***] Trust Retirement Savings Plan	EMEA/Asia Pacific	18 months	Newco will be billed at fully allocated cost consistent with how NBCU was billed prior to Close. Rates at Closing are approximately [***] for Group Life, long-term disability and AD&D coverage, [***] for the [***] Trust DC Pension and [***] for the ex-pat pension plan.		60 days	HR-1

Finance	Finance-1	[***] Financial	[***] Financial

GE to provide access to [***] On Demand (3 licenses - GL/AR/AP module) for Telemundo Mexico consistent with service offered at the time of Closing. Newco will be required to purchase its own licenses from [***] to continue service past 18 months. Service subject to agreement being renewed by GE International.

All services provided by [***] (ex. ledger remapping) to be completed at the expense of Newco.

Modules used at the time of Closing are: MRC_GEMEX_SUPER_USER GE_TSM_GL

EMT_SUPER_USER EMT_REPORTES_CUSTOM EMT_MRC_SUPER_USER TSM_REPORTES_CUSTOM TSM_FIXED_ASSETS EMT_FIXED_ASSETS EMT_CUENTAS_POR_PAGAR SPR_CUENTAS_POR_PAGAR TSM_CUENTAS_POR_PAGAR TSM_CUENTAS_POR_COBRAR TSM_AR_REPORT_CUSTOM GEMEX_CUENTAS_X_PAGAR SPR_CUENTAS_POR_PAGAR

					Mexico	18 months (subject to contract renewal in May 2011)	[***]. Services provided by [***] will be billed to Newco at cost.		60 days	GE Intranet

Finance	Finance-2	CAS	Corporate Audit Staff	GE to provide use of the Corporate Audit Staff (CAS) to complete the integration work in progress at the time of Closing. The scope of the Newco integration test work must be agreed to by GE. Under no circumstances should the CAS team at Newco be engaged in audit test work, including but not limited to the areas of technical or general accounting. GE does not certify the effectiveness or accuracy of the test work. GE will be held harmless and have no liability for these services. Workpapers will not be provided to Newco as part of this service.	All	20-May-11	Fully allocated costs (including T&L, salary, CAS HQ assessment, etc) incurred post-Closing during the review. [***]		N/A	N/A

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance	Finance-3	Equity Compensation	Equity Compensation	GE to provide Newco with all necessary information to record and report equity compensation to comply with Newco’s annual and quarterly financial reporting requirements, including any information necessary (e.g. SAS 70 reports and access to underlying calculations) to support the audit of NBCU’s financial statement disclosures. Newco to initiate request to GE for reports in a reasonable time period to ensure financial reporting deadlines are met. Once OHR is no longer active, GE will require employment information from Newco to complete these reports as noted in schedule C.	All	Survives the duration of equity under consideration. Note: This service is likely to extend beyond the 48 month TSA period.	[***] (assuming scope of working does not change)		N/A	Schedule C - Equity Compensation Information on Newco Employees Employment Status

Treasury	Treasury-1	IT Application	Corporate Treasury: [***] System	[***] / [***] / [***] : GE to provide Newco with the use of [***] Banking Application for balance and transaction reporting, funds transfers, and data feeds. [***] is a compliance package used with [***] to screen payments. [***] is a network used with [***] to process payments directly to multiple banks.	All	48 months	[***] for the duration of use up to 4 years		60 days	GE Intranet access, SSOs

Legal	Legal-1	IT	Legal Service Invoicing	GE to provide access and use of the [***] application for all existing services, functionalities and support provided to NBCU immediately prior to Closing. GE can provide an extract of NBCU’s data to which Newco has legal right from the system using the Standard extracts already in place for a one time charge. Any changes to the standard extracts as requested will be charged to Newco based on additional time and material cost	All	48 months as long as GE’s ownership of Newco is at least [***] %	[***] of legal spend	[***] extract cost - current estimate. Newco will be billed at fully allocated cost for time and material at the time of extract	60 days	SSO

Legal	Legal-2	Compliance	Spirit Database (applies to Ombuds)	GE to provide Newco access to relevant data and use of application, provided that access to GE data can be controlled sufficiently to prevent the impairment of any legal privilege and satisfy business confidentiality requirements, employee privacy obligations and other legal obligations.	US	18 months	[***]; provided that costs related to usage outside of the ordinary course of business will be borne by Newco. In addition, Newco will bear the costs of business data extracts (of approximately [***] for Ombuds extracts).		N/A	OHR, GE Intranet

Legal	Legal-3	Compliance	CAS compliance audit findings	GE to provide list of outstanding compliance Schedule II audit issues promptly following the Closing. No continued access to the system.	All	1 week	N/A		N/A	N/A

Legal	Legal-4	Compliance	Corporate Policies and Manuals	GE to provide access to policies and manuals current as of closing, including Leader/Ombudsman Guides, Newsletters, Leader Memos, PCRB Memos, Spirit and Letter Booklet, and other related Policy Manuals and Operating Procedures. To the extent available access to the policies in translations will be made available. One month duration of service allows Newco to download materials not already in possession of NBCU prior to Closing.	All	One month	Newco will incur any costs to download materials outside standard format		N/A	N/A

Legal	Legal-5	Compliance	Session D / Issue Tracker	GE to provide list of Session D action items (as contained in SupportCentral) outstanding as of Closing.	All	1 week	N/A		N/A	Support Central, SSO

Legal	Legal-6	Compliance	eCOI	GE to provide Newco access to relevant data and use of application to enable migration of required historical data of Newco to new systems, provided that access to GE data can be controlled sufficiently to prevent the impairment of any legal privilege and satisfy business confidentiality requirements, employee privacy obligations and other legal obligations.	All	18 months	[***] for download.		60 days	OHR

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Legal	Legal-7	International Trade Control Support	Compliance- [***]	Continued access to [***] services to the extent provided for in existing GE contracts, and assistance in transitioning to stand-alone Newco agreements, but not to include the provision of legal advice.	All	12 months	[***] for contract transition. Newco to pay [***] directly for any services provided. [***] license estimated by GE (not confirmed with provider) to be [***]		60 days unless provider requires more notice once they are approached	N/A

Legal	Legal-8	Customs & International Trade Support	Customs advisory services — United States	Continuation of general consulting services regarding importing into the United States as provided currently by Fort Myers customs group, including GE to facilitate transition of CTPAT membership as may be permitted by US CBP, but not to include management of any subsequent validation of Newco CTPAT status by CBP, the provision of any services that comprise “customs business” under US law or regulation, consultation regarding governmental inquiries or investigations concerning post-closing activities, or the provision of legal advice regarding customs issues.	US	48 months	Pro-rata share of liquidated costs of service as currently charged to NBCU.		60 days	N/A

Legal	Legal-9	Customs & International Trade Support	Customs advisory services — Rest of World	Continuation of GBS provision of “core” customs consulting services outside the United States, but not to include the provision of legal advice, services or consultation regarding governmental inquiries or investigations concerning post-closing activities, and only as permitted by the laws and regulations of jurisdictions in which the services are to be provided.	All (except US)	48 months	Pro-rata share of liquidated costs of service as currently charged to NBCU.		60 days	N/A

Legal	Legal-10	Customs & International Trade Support	Customs advisory services — Rest of World	Continuation of GBS provision of “core +” customs management and consulting services outside the United States and, upon mutual agreement, access to additional “core +” services as may be requested by Newco in the future, but not to include the provision of legal advice, services or consultation regarding governmental inquiries or investigations concerning post-closing activities, and only as permitted by the laws and regulations of jurisdictions in which the services are to be provided. Availability to expand to new regions as may be agreed.	Russia	48 months	Charges for “core +” services to determined on same basis as for internal GE businesses.		60 days	N/A

Legal	Legal-11	Customs advisory services — Europe	Customs advisory services — Europe	Continuation of general consulting services currently provided by EU tax group, but not to include the provision of legal advice, services or consultation regarding governmental inquiries or investigations concerning post-closing activities, and only as permitted by the laws and regulations of jurisdictions in which the services are to be provided.	Europe	48 months or as long as GE continues to provide this service to other GE businesses	As required to liquidate costs of providing the services.		60 days	N/A

Legal	Legal-12	Customs broker management	Customs broker management	GE to provide access to GE corporate customs broker agreements to the extent provided for in existing GE contracts, and assistance in transitioning to stand-alone Newco agreements on favorable terms, but not to include the provision of legal advice.	All	12 months	[***].		60 days	SSO

Legal	Legal-13	Customs broker management	Customs broker management	Access to customs experts for consultation on due diligence, site visits, and training for customs brokers in high-risk countries, and occasional consultations to ensure ongoing compliance, but not to include the provision of legal advice. Continued access to "Broker Master File" and subsequently-developed tools to manage customs broker due diligence process.	All	48 months	[***] for consultation as currently provided or for use of broker due diligence management tools. Additional broker management services to be charged as “core” or “core +” GBS services, as per charges to internal GE businesses.		60 days	SSO

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Legal	Legal-14	International Trade Control Support	Trade control services — United States	GE to provide access to GE International Law & Policy materials on trade control issues. GE is not providing a guarantee as to the completeness and accuracy of the content.	US	48 months	[***].		60 days	Support Central, SSO

Legal	Legal-15	International Trade Control Support	Boycott Requests	GE will provide limited consulting with respect to setting up a U.S. Department of Commerce boycott request reporting process. Using existing procedures, GE will include any pre-closing Commerce Department- reportable boycott activity in GE Corporate's boycott report (provided that any such activity was reported to GE Corporate by NBCU).	US	3 months	[***].		60 days	N/A

Legal	Legal-16	GE Government Business Processes and Practices COE support	GE Government Business Processes and Practices COE support - US only

GE Government Business Processes and Practices Center of Excellence (COE) will continue to provide support to Newco consistent with past practice in areas such as:

1. Updates on US government acquisition regulation changes

2. Sharing of Government business best practices in process and systems

3. Access to the COE Support Central for as long as the Support Central is made available to the Business.

Any and all information provided or made available by the COE pursuant to this Agreement is intended for Newco only and Newco may not share any information (oral or written) with any entity or person beyond Newco.

					US	48 months	Newco will be billed as % of GE Government business * Government COE annual spend (excluding Aviation). Current rate is [***].		60 days	Support Central, SSO

Legal	Legal-16 (cont)	GE Government Business Processes and Practices COE support (cont)	GE Government Business Processes and Practices COE support (cont)

Further, the information provided or made available by the COE is “for information only”. The information is provided “as is” and at Newco’s sole risk. The information does not address any particular circumstance and does not constitute advice of any kind, legal or otherwise. Neither GE (including the COE) nor any GE employee, makes any warranty, express or implied, including the warranties of merchantability and fitness for a particular purpose, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, document, product, or process disclosed, or represents that its use would not infringe privately owned rights. Further, neither GE nor its employees shall be liable to Newco or to any of its employees for any kind of loss or damage that may be suffered or claimed by Newco (or any person claiming under or through Newco) or to any third party, which arises in connection with the use of, inability to use or the results of use of the information provided by the COE.

Business providing Service: GE Aviation (Budget determined by GE Infrastructure HQ)

					US	(see above)	(see above)		60 days	Support Central, SSO

Legal	Legal-17	Service	[***]	GE to allow Newco continued access to [***] under GE's contract (as used by NBCU at the time of the Closing). Newco will be subject to the terms and conditions of the GE contract and will be billed directly by [***]. Current costs are [***] for base access (all Legal and Tax users) plus any a la carte charges for premium content.	All	The earlier of the GE Contract expiration (March 2013) or March 2012 if GE exercises the option to terminate the agreement.	Newco will be billed directly be [***] for services used.		60 days

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Legal	Legal-18	Service	CIS Bank List	GE will, if requested by Newco, provide Newco a list of banks in the Commonwealth of Independent States region that GE maintains for its own internal use. Newco must take the responsibility for requesting the list once a year and GE will share via email. GE has no obligation to update the list at any time, nor provide any updated version of the list to Newco after it has been provided following a request by Newco. GE makes no representation or warranty whatsoever as to the quality, appropriateness for use, or any other issue with respect to any of the banks on the list, the accuracy or completeness of the list at any given time, and by providing this list to Newco GE is not making any suggestion or recommendation whatsoever as to whether Newco should use any of the banks. GE shall have no liability, and be indemnified and held harmless, for this service.	Europe	24 months	[***]		60 days

Intellectual Property	IP-1	IT Application	[***] /IP Libraries	GE to provide access to relevant data and use of application, including support, to enable access to current [***] system with rights to access NBCU files in system (including historical data of acquired entities and assets of NBCU currently in system), and to permit Newco to add new files and dockets to the system for the duration of the service period. Support for troubleshooting is included but not import or export of data into [***] or IP Libraries.	All	48 months

Access to [***] [***] which includes [***] of service. Any additional hour required costs an additional [***] (RTS). Data extraction will be billed at [***]. The monthly fee includes:

- This covers the costs of the architecture supporting [***] and the costs for maintaining it.

Access to IP libraries: [***] which includes 5h of service. Any additional hour required costs an additional [***] (RTS). Data extraction will be billed at [***]. The monthly fee includes:

- This covers the costs of the architecture supporting [***] and the costs for maintaining it.

									60 days	SSO

Intellectual Property	IP-2	IT Application	IPPO	GE to arrange for physical transfer to Newco or its designated outside counsel of all files (whether held by GE or outside counsel) relating to trademark work done for NBCU. GE will work with Newco to effectuate the transfer of all NBCU trademark data to Newco's docketing system or to the docketing system of Newco’s designated outside counsel, including contact information for all trademark counsel. For 48 months post Closing, GE will run IPPO reports, upon request, on all NBCU marks that have been handled by GE (including, e.g. matters for Telemundo, Oxygen, Bravo and NBCU’s international portfolio), and will forward to Newco all correspondence that GE or its counsel receives from domestic and foreign trademark offices relating to Newco trademark matters that GE has handled, or which are identifiable as relating to NBCU/Newco.	All	48 months	- IPPO: Access to this system is not provided. [***] of data extraction for IPPO (Batch updates, data validation, etc)		60 days	N/A

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Intellectual Property	IP-3	Service	Domain names	GE to continue to maintain on NBCU's behalf domain names registered and/or maintained by [***] through GE's account as of the closing. Any domains operated on NBCU's behalf but not on GE's account, GE will use commercially reasonable efforts to recover. GE to redirect all NBCU domain names that have GE marks in the name to corresponding Newco URL's as directed by Newco. GE to register and maintain new domain names on behalf of Newco as mutually agreed.	All	48 months

Recovery: Per rates charged by [***]

Maintenance: Per [***] price schedule. Top level domains [***], other types of domains as per [***] price schedule consistent with other GE businesses. Banking, escrow or other fees incurred by GE on behalf of Newco will be billed at cost to Newco

Ad hoc requests: [***]

									60 days	N/A

Intellectual Property	IP-4	Service	Patent Administrative Matters	GE to arrange for physical transfer of all NBCU patent prosecution files held by the GE Global Patent Operation and the GE Global Research Center (or outside counsel for either of them) to Newco or its designated outside counsel, and for the 48 months post closing will forward to Newco all correspondence it receives from domestic and foreign patent offices relating to Newco patents and patent applications that GE has handled, or which are clearly identifiable as relating to Newco patents or patent applications. GE to provide contact information for patent prosecution counsel in all relevant international territories.	All	48 months	Fully allocated cost to transfer files (gathering, shipping, retrieval from Iron Mountain)		60 days	N/A

Intellectual Property	IP-5	Service	Domain names

GE will transfer to Newco any domain name held by GE that has any NBCU trademark or business name in the domain name or is otherwise associated with NBCU or any of NBCU’s goods or services (including, at the end of the transition period, all domain names of any kind that have been held by GE on NBCU’s behalf through [***] ), except for any domain name that also includes the GE name. For any domain name that falls within this exception, GE and NBCU will decide together whether to (1) allow the name to expire or (2) hold, but not use, the name. Domain names held will be held jointly absent further agreement. GE may retain any domain name that does not have any NBCU trademark or business name in the domain name and has never been associated with NBCU or any of NBCU’s goods or services.

The following should be transferred to the Newco account:

nbcsee.com

nbcusee.com

shopnbccredit.com

shopnbcredit.com

nbclocalnewsletters.com

ivillage.ltd.uk

peacockequity.com

peacockequityfund.com

universal2lease.com

					All	48 months	To be discussed		60 days	N/A

Intellectual Property	IP-5 (cont)	Service	Domain names (cont)	The following should be transferred to the Newco account when GE Universal [***] card deal expires: universalcardaccess.com universalcardaction.com universalcardfun.com universalcardvip.com universalnewcard.com	(see above)	(see above)	(see above)	(see above)	60 days	N/A

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Government Relations	Government Relations-1	NX Support	GE country and regional national executive offices (NXO) government relations services	National Executives may provide if they so choose (in their sole discretion) limited assistance in connection with international government relations and business development opportunities when requested and so long as not in conflict with any GE interests (as determined in GE’s sole discretion). These services may, but are not required to, include providing background information on government relations issues involving Newco and assistance in transitioning relationships, when such relationships have directly benefited NBCU in the past. This assistance will not include direct contact of government officials by NXO’s on behalf of Newco, except at GE’s sole discretion. Assistance also may, but is not required to, include the provision of information on local markets and firms, in the same manner as provided to internal GE businesses. GE shall have no liability, and be held harmless, for any information, assistance or advice provided.	All	48 months as long as GE’s ownership of Newco is at least [***]

[***] of GE’s total NX charges for the duration of the service.

(Based on 2010E this cost is estimated to be [***] in ‘10. Historically NBCU accounted for [***] of GE’s international sales.)

GE’s ownership of NBCU must be at least [***]

									60 days	N/A

SSS	SSS-1A	Service	Contracts Database	GE to provide use of GE Global Contracts Data Base, in the event that the database does not house the contracts, GE will provide access to applicable folders. GE will ensure that all contracts are available (This application will be replaced with [***] Contracts Database in 2010). At that time, GE will provide access to and use of the new [***] Contracts capability.	All	48 months

[***] of Total SSS Assessment

Total Cost for Shared Sourcing Services (SSS) is prorated based on a weighted calculation:

-[***] based on Net Cost of Operations as % to Total GE

-[***] based on Purchase order line items per year as % to Total GE

									60 days	Access to SSO and Support Central

SSS	SSS-1B	Service	Vendor Management Repository and Workflows	GE to provide use of GE Vendor Management Repository and Workflows ([***] ). This assumes that NBCU has a valid license for [***] .	All	48 months

[***] of Total SSS Assessment

Total Cost for Shared Sourcing Services (SSS) is prorated based on a weighted calculation:

-[***] based on Net Cost of Operations as % to Total GE

-[***] based on Purchase order line items per year as % to Total GE

									60 days	Access to SSO and Support Central

SSS	SSS-1C	Service	Spend Analytics	GE to provide access to GE Spend Analytic Database and reporting tools which enables analysis of suppliers payment terms and relative volume comparison to other GE businesses in order to leverage best terms and prices.	All	48 months

[***] of Total SSS Assessment

Total Cost for Shared Sourcing Services (SSS) is prorated based on a weighted calculation:

-[***] based on Net Cost of Operations as % to Total GE

-[***] based on Purchase order line items per year as % to Total GE

									60 days	Access to SSO and Support Central

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
SSS	SSS-1D	Service	GE Corporate Contracts usage	GE to provide access to and use of GE Corporate Contracts assuming that GE ownership percentage of Newco is sufficient to allow the use.	All	48 months

[***] of Total SSS Assessment for year 1

Total Cost for Shared Sourcing Services (SSS) is prorated based on a weighted calculation:

- [***] based on Net Cost of Operations as % to Total GE

- [***] based on Purchase order line items per year as % to Total GE

For years 2, 3 and 4 the percent will decrease to [***], [***] and [***] respectively. This is based on the assumption that NBCU will have less dependence on GE Corporate Contracts over time. Current estimates of pricing are as follows: [***]

								SSO	60 days	Access to SSO and Support Central and (Vendor Management)

SSS	SSS-2	Service	VMCOE	GE to continue to provide access to, use of, and support of the Global Supplier List (GSL) utilizing the [***] application as is currently provided (GSL is maintained by the Vendor Management Center of Excellence (VMCOE), including indexing vendors, managing supplier identification numbers in a standard format and vendor setups in SSS.	All	48 months	Cost based on prorated percentage of new supplier and supplier change transactions utilizing VMCOE outsourced resources. Year one cost based on 2009 actual cost. This assumes that Newco has a valid license for [***] .		60 days	Access to SSO and Support Central

SSS	SSS-3	Service	SSS Separation Services	GE to provide a complete extract of all Newco’s data from the SSS. GE to provide up to three extracts of the data for purposes of testing/validation and one final extract for purposes of final exit. This data will be provided using the Standard extracts already in place at GE for a one-time cost of up to [***] . Any changes to the standard extracts as requested by Newco will be charged based on additional time and material cost to Newco.	All	48 months	Estimate is provided based on prior experience for other entities.	up to [***]	60 days	N/A

SSS	SSS-4	Service	D&B Risk Management	GE to continue to provide Vendor Risk Management data per agreement negotiated in 2009	All	48 months	[***]		60 days	SSO

SSS	SSS-5	IT application	EMIS (Energy Management Service)	GE to provide access to EMIS-CS (Energy Management Information System-Central Settlement automatically captures utility invoice information, audits charges for accuracy, performs analyses, provides web-based reports and graphical displays, pays the invoices, shares information with multiple systems and monitors spend and usage in real time with full helpdesk support. GE will have no liability for access to these services if a GE discontinues use of this service.	North America and Europe	48 months	[***] of each invoice, [***] minimum and [***]/ invoice		6 months	SSO

SSS	SSS-6	Service	[***]	GE will seek approval from [***] to allow Newco employees access to the [***] platform as used by NBCU at the time of Closing. If approval is granted, Newco will be subject to the terms and conditions of the GE contract.	All	Per agreement of the vendor, until the GE contract expires (May 2011).	[***] Any changes to the GE contract will be billed to Newco at actual cost.		If vendor approval is granted, Newco must maintain at least their current number of seats at close till May 2011	N/A

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Tax	Tax-1	IT Application	[***]	GE to provide continued access and usage of database that captures all Legal Entities and investments in partnerships > 10%. Usage of and download of legal data as needed. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	Annual license for normal access. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required

Tax	Tax-2	IT Application	[***]	GE to provide continued access and usage of US tax return preparation software. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	Annual license for normal access. [***]. Capped at [***] per year Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs and changes required to the application due to changes in law.		60 days	SSO required, Tax-1, Tax-9, Tax-15

Tax	Tax-3	IT Application	[***]	GE to provide continued access and usage of US partnership tax return preparation software. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	Annual license for normal access. [***]. Capped at [***] per year Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs and changes required to the application due to changes in law.		60 days	SSO required, Tax-1, Tax-2, Tax-9

Tax	Tax-4	Service	US Residency Certificates	GE will obtain US residency certificates from the IRS on behalf of Newco entities.	All	48 months	Employee time at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days

Tax	Tax-5	IT Application	International Boycott Reporting	GE to provide continued access and usage of software to produce the appropriate disclosure forms related to business operations in boycott countries. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	[***] for normal access. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required and Tax-1

Tax	Tax-6	Excel Worksheet	Section 987 Systems	GE to continue to provide worksheet on an annual basis that facilitates the computation of currency gains and losses.	All	48 months	[***]		60 days

Tax	Tax-7	IT Application	Section 988 Reporting	GE to provide continued access and usage to application that computes foreign currency gains and losses in respect of certain transactions. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	[***] or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required, Tax-1, Tax-9

Tax	Tax-8	IT Application	[***]	GE to provide continued access and usage to application that facilitates the production of certain disclosures and elections that are part of the US federal income tax return. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	[***] for normal access as already included in DCS or FIR. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required, Tax-1, Tax-2, Tax-9, Tax-15

Tax	Tax-9	IT Application	[***]	GE to provide continued access and usage to application that generates US federal income tax informational reporting in respect of foreign entities. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	Annual license for normal access. [***]. Capped at [***] per year Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs and changes required to the application due to changes in law.		60 days	SSO required, Tax-1, Tax-2, Tax-15

Tax	Tax-10	IT Application	[***]	GE to provide continued access and usage of application that tracks the earnings and profits and tax credits of foreign entities. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	[***] as already included in FIR. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required, Tax-1, Tax-9, Tax-11

Tax	Tax-11	IT Application	[***]	GE to provide continued access and usage of application that computes, analyzes, and tracks the US taxable income of foreign entities. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	[***] as already included in FIR. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required, Tax-1, Tax-9

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Tax	Tax-12	IT Application	[***]	GE to provide continued access and usage of application that gathers and analyzes data necessary to prepare state tax returns. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	[***]. Capped at [***] per year Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs and changes required to the application due to changes in law.		60 days	SSO required, Tax-1, Tax-2

Tax	Tax-13	IT Application	E-Compliance	GE to provide continued access to relevant data and use of application for tracking non-US filing deadlines for statutory, income tax, and VAT purposes. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	Provided as part of other systems. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required, Tax-1

Tax	Tax-14	IT Application	IFR/FFR/SFR	GE to provide continued access and usage of file rooms (VFR, IFR, FFR, SFR) that are online document storage systems that track documentation concerning certain tax compliance of US and foreign entities. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	[***] as already included in DCS. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required, Tax-1, Tax-14

Tax	Tax-15	IT Application	eFiling	GE to provide electronic filing of US federal income tax returns prepared on GE systems to the extent available. Service available for such returns prepared on GE systems. The service is not currently available for partnership items but may be in the future.	All	48 months	[***] as already included in DCS. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	Tax-1, Tax-2, Tax-8, Tax-9

Tax	Tax-16	Property Tax	[***]	GE to provide continued consulting, planning, overall management of personal property and real estate tax return compliance, property data administration, tax bill payments and accrual management through its license with a third party vendor, [***] .	All	December 31, 2011	NBC’s obligation for both licensing software and service agreements is approximately [***] for 2011 calendar year.		Can not be terminated if agreed to use at Close.	Tax-1

Tax	Tax-17	IT Application	[***] Data Collection Tool	GE to provide continued access to relevant data and use of application for tax matters, including support to enable migration of required historical data of acquired entities and assets to Newco systems.	All	48 months	[***] per legal entity. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required, Tax-1

Tax	Tax-18	IT Application	[***] Pricing	GE to provide continued access and usage to software tool that identifies and tracks transfer pricing information, informs transfer pricing policies, and tracks legal documentation of intercompany arrangements. GE to provide support in the migration of data to Newco systems if needed.	All	48 months	[***] for normal access. Data extracts or special requests are charged at [***]. Cost is subject to escalation for normal periodic increases in employee costs.		60 days	SSO required, Tax-1

Tax	Tax-19	International Tax	GEII Services	To the extent legally permissible, GE to provide continued assistance with respect to corporate branch and indirect (VAT /GST) and individual income (payroll) tax compliance obligations arising from the activities of NBCU personnel; provided, however, that to the extent GE does not have the necessary licenses or registrations as of the Closing Date to provide such services, GE may choose to (within its sole discretion), but shall not be required to, provide such services.	All	48 months	[***]		60 days	N/A

Tax	Tax-20	Tax Generally	Tax Services	As permitted by applicable law, GE to provide assistance with (1) the preparation of international, federal, state, and local income and franchise tax and VAT returns and audits in respect of same, (2) the analysis of international, federal, state, and local income and franchise tax and VAT issues as they relate to operational and transactional matters, (3) transfer pricing policies, and (4) property tax matters. (Provided, however, that to the extent GE does not have the necessary licenses or registrations as of the Closing Date to provide such services, GE may choose to (within its sole discretion), but shall not be required to, provide such services.)	All	48 months	[***] subject to escalation for normal periodic increases in employee costs.		60 days	N/A

Tax	Tax-21	Tax and International Content Distribution	Management Services	Provision of management services by General Electric Services (Bermuda) Ltd. to NBCU Dutch Holding (Bermuda) Limited per management services agreement.	All	48 months	[***]		60 days	N/A

IT	IT-1	Infrastructure	Mainframe	Mainframe, Storage, Backup, Disaster Recovery services and Network services currently provided by GIS. Includes continued support and operations of the CA7 job scheduling. (Current [***] contract only runs through August 2011, GE will include Newco in any extension executed with [***] or with a successor vendor at the new rate but will not include Newco usage within the baseline volume to protect Newco from residual costs if Newco’s volume is reduced or eliminated prior to the end of service period. Newco will regularly review usage needs and annually provide GE notice of any volume reduction prior to GE budget planning (S2).)	All	48 months	Billed by Usage Based on December 2009 Estimate “Recurring rate subject to rate increase from [***] and [***] primarily based on ongoing contract negotiations (Incremental [***] annual potential ongoing impact to run rate)”		120 days

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
IT	IT-2	Infrastructure	Midrange	Midrange (server hosting and administration related), Storage, Backup, LAN, and associated services (inclusive of Autosys) in GIS Data Centers and remote managed sites New midrange services introduced by GIS before or after Closing will be available to Newco provided it does not violate licensing terms.	All	48 months	Billed by Usage Based on December 2009 Estimate		60 days

IT	IT-3	Infrastructure	DataCenter - [***] - [***] - [***] - [***]	GE will continue to provide floor space, cooling, and associated LAN ports as currently managed by GIS. Service includes storage, backup, server hosting including all utilities, and other services consistent with pre-Closing support and billing included in the current GIS billing model. New datacenter services introduced by GIS before or after Closing will be available to Newco provided it does not violate licensing terms.	All	48 months	Billed by Usage Based on December 2009 Estimate		60 days

IT	IT-4	Infrastructure	Telecommunication Services - Data Network

Network connectivity support & services including connectivity from Newco offices with GE’s data network. ( Includes ATM, Frame, ISP, Global MPLS, Point To Point, Site to site VPN, & remote access) Newco will maintain full network connectivity to GE until the end of the service period provided Newco will continue to follow GE Information Security Policy / Acceptable Use Policy, including reporting of all metrics, network scanning, shared service participation, etc. If Newco connects its network to any other 3rd parties (e.g., Comcast), the network must be configured to restrict traversal from GE to 3rd Party via the Newco network.

GE to provide Proxy Server Management, Internet Routing, DNS/DHCP Management (as long as Newco is compliant with GE DNS policies), domain name registration, configuration management; (hardware, software, and carrier service provisioning), hardware maintenance management, incident, problem, asset, change control management, and network monitoring. New Telecommunications services introduced by GIS before or after Closing will be available to Newco provided it does not violate licensing terms

					All	48 months	Billed by Usage Based on December 2009 Estimate		90 days

IT	IT-5	Infrastructure	Telecommunication Services - Voice Services	Assist in securing continued availability for all voice related services such as: Remote PBX management, Inbound/Outbound dialing plans, 800 services, VOIP, and call center voice management	All	48 months	Billed by Usage Based on December 2009 Estimate		60 days

IT	IT-6	Infrastructure	Telecommunication - Personal Services - Cell phones, Audio conf, Dialcom, personal fax, RVS, VPN	Provide support for Personal Telecom services such as: audio conferencing, Calling Card, Remote Voice Service, Wireless (cell phone), personal electronic faxing, EVM, and VPN. New Telecommunications services introduced by GIS before or after Closing will be available to Newco provided it does not violate licensing terms.	All	48 months	Billed by Usage Based on December 2009 Estimate		60 days

IT	IT-7	IT Application	Instant Messaging	Access to and use of the GE instant messaging application including service/vendor management provided by GE but implemented for Newco as mutually agreed by GE and Newco messaging teams.	All	48 months (or when GE ownership [***] )	Based on Annually-Agreed PC Count & Rate 2010 PC Count = [***] 2010 Rate = [***] Additional PC Run-Rate - [***]		60 days

IT	IT-8	IT Application	Online Meeting	Access to and use of the GE online meeting application including service/vendor management.	All	48 months (or when GE ownership [***] )	Cost included in IT-7		60 days

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
IT	IT-9	IT Application	Support Central/Folders/Libraries

Open access and use to GE’s shared Support Central instance for 6 months after Closing, including all communities workflows, folders, libraries, organization directory, connect, etc. GE Support team will design, implement and support a separate Newco instance of support central to be designed in collaboration with Newco. This instance will be jointly supported by GE and Newco for the duration of the service period.

Access to GE communities and folders with in the GE’s shared instance after 6 months post Closing will be granted on a functional basis and with specific approval for ongoing access.

					All	48 months total 6 months as is and 3.5 years under separate Newco instance. A functional specific approval process will be determined for ongoing access to GE current information for a limited population.	Based on Annually-Agreed PC Count & Rate 2010 PC Count = [***] 2010 Rate = [***] Additional PC Run-Rate - [***]	[***]	36 month commitment on stand alone support central

IT	IT-10	Infrastructure	NBCU Home Page	Business will continue to have access to the Inside NBCU portal, NBCU BI Portal, NBCU EHS Portal, and NBCU E-Shield Portal, as well as the content management tools supporting these portals. Services will be provided as a Shared Service model. Projects, dedicated stand alone environments, growth and expanded Operational (RTS) requirements for new and/or enhanced services and functionality will incur additional (project & RTS) costs to the business. New Home Page services and functionality introduced by GE before or after Closing will be available to NBCU consistent with availability to other GE businesses.	All	48 months	Based on Annually-Agreed PC Count & Rate Inside NBCU Service - [***] 2010 PC Count = [***] 2010 Rate = [***] Additional PC Run-Rate - [***]		60 days

IT	IT-11	IT Application	e-Mail address use	GE will continue to provide and host email services, SMTP relay, spam filtering, and e-Mail routing support, [***] and [***] message routing. GE will work with Newco to deliver this service as a dedicated email environment, jointly designed by GE and Newco.	All	48 months	Based on Annually-Agreed PC Count & Rate Mail Engineering - [***] 2010 PC Count = 23,940 2010 Rate = [***] Additional PC Run-Rate - [***]	[***]	60 days

IT	IT-12	Infrastructure	(CDI - Corporate Directory of employees/ contractors. The data is stored in the Metadata directory. IDM - Identity Management system that allows authentication to applications [***] Directory - Holds all the SSO information)

- GE will not re-number Newco employees (deactivate their 2-series IDs and require them to get 5-series contractor IDs)

- Support the CDI application for Identity, Directory and Discovery Services including support for all existing feeds to and from the CDI infrastructure.

- Continued access to IDM application, to support and manage user ID’s

- GE will work jointly with Newco to develop and deploy a Newco standalone directory environment to be interfaced with relevant HRIS system.

					All	48 months	Based on Annually-Agreed PC Count & Rate 2010 PC Count = [***] 2010 Rate = [***] Additional PC Run-Rate - [***] Parallel CDI/SSO mgmt - [***]	[***]	60 days	OHR unless using only contractor ID’s

IT	IT-13	IT Application	Tools used by information technology to test, change, manage system modifications	Tools used by information technology to test, change, manage system modifications GE to continue to host the [***] Testing Suite - Testing, Performance management based on the [***] tools. Includes: [***] , [***] , [***] . New GE-managed [***] tools and functionality introduced by GE before or after Closing will be available to Newco consistent with availability to other GE businesses provided it does not violate licensing terms.	All	48 months	Based on Annually-Agreed PC Count & Rate 2010 PC Count = [***] 2010 Rate = [***] Additional PC Run-Rate - [***]	TBD	60 days

IT	IT-14	Infrastructure	Outsourcing Connectivity	GE to continue to provide communications/ connectivity to outsourced functions in various locations. This includes internal outsourcing. This connectivity will continue to be provided as long as Newco has open network to access to GE as described in TSA schedule A item IT-4	All	48 months	[***].	TBD	60 days	Network Connections

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
IT	IT-15	Infrastructure	[***] (IT Asset Mgmt; Shared Infrastructure	GE to provide access to, use of, and support of the ITAM as is currently provided. Additionally, PC Health services to be provided including Service Optimized Core Load and SW packaging / distributions. Design, Deployment and Defect resolution of PC vulnerability remediation (patches) via ITAM environment. Newco must achieve and maintain >98% ITAM agent health through the duration of this service	All	48 months	Based on Annually-Agreed PC Count & Rate 2010 PC Count = [***] 2010 Rate = [***] Additional PC Run-Rate - [***]		60 days

IT	IT-16	Infrastructure	Code reviews for application security standards	GE’s Application Security Center of Excellence or “COE” will continue to provide the following application security service: [***] Assessment and [***] Assessments.	All	48 months	[***] Assessment - [***] [***] Assessments: - Small (<10k LOC) - [***] - Medium (<50k LOC) - [***] - Large (<150k LOC) - [***]	TBD	N/A determined on a project basis

IT	IT-17	Infrastructure	Separation & security compliance

Newco will maintain full network connectivity to GE until the termination of the TSA provided Newco will continue to follow GE Information Security Policy / Acceptable Use Policy, including reporting of all metrics, network scanning, shared service participation, etc. Intrusion Prevention Systems (IPS) will be installed at network transit points between GE and Newco.

If at any time GE believes that Newco is not meeting the conditions identified above or Newco decides they no longer wish to follow the conditions, either party can initiate limiting network connectivity between the two parties. If Newco connects its network to other 3rd parties (e.g., its majority owner), the network must be configured to restrict traversal from 3rd Party to GE via the Newco network. If limited network connectivity is required, GE will manage a service to limit connectivity to GE from Newco. This service to be jointly designed with Newco.

					All	Till last TSA item is closed	To be determined after network / security design	[***]	60 days

IT	IT-18	Infrastructure	IT Security	GE to provide access to and use of the following security services: Anti virus, Full Disk Encryption, Web filtering, Incidence response center, Patching, Active Directory, Vulnerability Management, iTerm, Digital Certificates, EVI, Remote Backup, Awareness. New IT Security services introduced by GE before or after Closing will be available to Newco provided it does not violate licensing terms	All	48 months	Based on Annually-Agreed PC Count & Rate 2010 PC Count = [***] 2010 Rate = [***] Additional PC Run-Rate - [***] Additional Req. IT-Sec - [***]	[***]	60 days

IT	IT-19	Infrastructure	End user support services (Level 1)	GE to provide access to and use of an online Help Desk site that provides documentation and help for standard applications / common issues. GE to also provide access to and use of Level 1 support personnel through a GE Corporate managed helpdesk. Level 1 support does troubleshooting and has the ability to remotely control a user’s machine to resolve issues.	Global	48 months	Billed by Usage		60 days

IT	IT-20	Infrastructure	End user support services (Level 2)

GE to provide access to and use of Level 2 services to support standard Core Load applications (If Level 1 is unable to resolve the issue they dispatch the case to a Level 2 support individual). Where EUS / DTU is in place “Standard Core Load applications” is extended to include all services delivered under the existing EUS / DTU Local Services Agreement.

GE will continue to provide hardware (PC and IMAC) full lifecycle management services as defined in our EUS and DTU agreements. The continuation of automatic refresh will be reviewed & mutually agreed on a business unit basis as part of the development of the TSA. New End User Support services introduced by GE before or after close will be available to Newco provided it does not violate licensing terms

					Global	48 months	Billed by Usage		60 days

IT	IT-21	Infrastructure	Service Management	[***] suite of Services: GE to provide services for Monitoring, [***] , [***] , Performance Testing, System Testing. New Application monitoring services introduced by GE before or after close will be available to Newco provided it does not violate licensing terms	Global	48 months	Assessment based on # of Applications being monitored	TBD	60 days

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
IT	IT-22	Infrastructure	Desktop and Laptop equipment	GE to provide continued use of leased equipment used by NBCU as of Closing, as well as use of replacement and new equipment. Newco to purchase equipment used by Newco entities at conclusion of each lease cycle, at GE’s cost of such equipment purchases.	Global	48 months	To be determined after scope of asset transfer is understood	[***]	60 days

IT	IT-23	Infrastructure	Active Directory	GE will provide service to migrate objects from the GE E2K Active Directory domain to the Newco Active Directory domain.	Global	48 months	To be determined after scope of services defined		60 days

IT	IT-24	Infrastructure	Hardware and Equipment	GE to provide continued use of leased equipment used by NBCU as of Closing, as well as use of replacement and new equipment. Any asset that reaches End Of Service Life (EOSL) will not be (x) refreshed or upgraded or (y) subject to current service level agreements. Any charges resulting from extending vendor support for these devices will be charged back to Newco. Newco is obligated to buy out the terms of any remaining servers on lease at the end of the service period.	Global	48 months	To be determined after scope of asset transfer is understood		60 days

IT	IT-25	Infrastructure	AS/400	AS/400 Computing (hosting and administration related), Storage, Backup, LAN, and associated services in GIS Data Centers and remote managed sites New AS400 services introduced by GE before or after Closing will be available to Newco provided it does not violate licensing terms	All	48 months	Billed by Usage Based on December 2009 Estimate	[***]	60 days

IT	IT-26	Infrastructure	Telecommunication - Video/Telepresence Services	Provide continued remote support for Video conferencing, Telepresence and video bridging systems including support for NBCU rooms and use of shared backend services (bridging, call managers, etc.) Provide assistance to Newco at agreed upon time or prior to termination of TSA term in transitioning services to Newco-specific backend and transition to a new provider. Any transition costs (hardware or labor) will be the responsibility of Newco. Newco will be subject to any new costs or liquidations consistent with all devices and users of GIS Video Service offerings.”	All	48 months	Billed by Usage Based on December 2009 Estimate Maintenance - [***]		60 days

IT	IT-27	Infrastructure	Desktop and Laptop equipment	GE to provide continued use of leased equipment used by NBCU as of Closing, as well as use of replacement and new equipment. Newco is obligated to buy out the terms of any remaining desktops on lease at the end of the service period. New DTU services introduced by GE before or after Closing will be available to Newco provided it does not violate licensing terms.	North America	48 months	To be determined after scope of asset transfer is understood		60 days

IT	IT-28	Infrastructure	FSO Equipment in [***] Data Center	GE will continue to provide data center space to Newco for Floor Space Only Server, Storage, and network devices in GIS [***] Data Center	North America	48 months	Billed by Usage Based on December 2009 Estimate		60 days

IT	IT-29	Infrastructure	GE Digital Media Technology Tools	Business will continue to have access to the [***] , Newsletters, and Newco Blogs tools along with the supporting content management systems. Business will also have access to the GE Mobile application COE and AutoProxy and PAC file support. Services will be provided as a Shared Service model. Projects, dedicated stand alone environments, growth and expanded Operational (RTS) requirements for new and/or enhanced services and functionality will incur additional (project & RTS) costs to the business. New GE Digital Media Technology Tools introduced by GE before or after Closing will be available to Newco provided it does not violate licensing terms	Global	48 months	TBD		60 days and cost basis on usage

Finance - GBS	GBS-1	Services	GBS Americas

Account reconciliations and general accounting related to local cash pool participation ( As long as such services are provided/supported by GE Treasury, and GBS has access to the required tools)

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Americas	48 months	Based on full cost liquidation for GBS Canada. Center cost allocated to tasks based on resource dedication/% of time [***] CAD for 2010 (Yearly)		60 days

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance - GBS	GBS-2	Services	GBS Americas

Financial Statement preparation, VAT tie out.

Scope of service based on country/legal entity specific SOW (Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

Some Tax and VAT support retained by GBS (LE and SOW dependent). For the avoidance of doubt, GE shall not sign and shall not submit any filings on behalf of Newco. Newco agrees to indemnify, defend and hold harmless GE (and its affiliates, directors, officers, employees, agents and representatives) against any and all loss, liability, claim, costs, fees and expenses (including, but not limited to, court costs, legal fees and expenses and reasonable attorney’s fees), and damages, whether direct, indirect, special, incidental, consequential, or exemplary, for lost revenues, lost profits, and all costs and expenses of enforcing such right of indemnification, arising out of or in connection with GE’s rendering of GBS services. All GBS Services provided will be based upon timely, accurate and complete information from Newco.

					Americas	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks [***] charge for financial statement preparation; [***] charge for VAT tie-out		60 days

Finance - GBS	GBS-2 (cont)	Services	GBS Americas	GE has no obligation to verify the accuracy or completeness of information from the Buyer, and the Buyer will be responsible for compliance with all laws and governmental regulations affecting its business and for any use Newco may make of the GBS Services to assist it in complying with such laws and governmental regulations. GE will be released from its obligation to perform timely, accurate and complete GBS Services if Newco fails to provide timely, accurate and complete information to GE.	(see above)	(see above)	(see above)

Finance - GBS	GBS-3	Services	GBS Americas

AP, IBS, P&E, accounting (management reporting), Billing & VAT, and Statutory Services Scope - Buy to Pay, Intercompany, Fixed Assets, Management Accounting, Billing/VAT, and Statutory services as outlined in SOW agreement with Universal Studios Intl Telev Brasil Ltda.”

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item) GE has no obligation to verify the accuracy or completeness of information from the Newco, and the Newco will be responsible for compliance with all laws and governmental regulations affecting its business and for any use Newco may make of the GBS Services to assist it in complying with such laws and governmental regulations. GE will be released from its obligation to perform GBS Services if Newco fails to provide timely, accurate and complete information to GE.

					Americas	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

23 of 48

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance - GBS	GBS-4	Services	GBS Taiwan COE

GBS Taiwan to provide the following services to cnbc Taiwan per the statement of work dated September 1st 2009 between General Electric International, Inc and [***] , pursuant to the GEII master MSA.

Scope of service based on country/legal entity specific SOW (Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

Services include the following: Account reconciliations, accounts payable processing, Accounts receivable processing (Excluding Intercompany AR), basic general accounting (Access to local systems, GL entries), and statutory filing support (Excluding interactions with government related organizations on Newco’s behalf).

					Asia	48 months

Based on actual charges

Note:

Authorized Use: charges are SOW specific for ongoing work related fees; any transitional related support costs to be determined; services to be provided under same conditions, processes, infrastructure and processing volumes as pre Close from 2009/9/1 to 2010/8/31 is [***];

from 2010/9/1 to 2012/8/31 is [***]

									60 days	SOW dependent (depending on the scope of work, business supported and systems used etc)

Finance - GBS	GBS-4 (cont)	Services	GBS Taiwan COE	GE has no obligation to verify the accuracy or completeness of information from the Newco, and the Newco will be responsible for compliance with all laws and governmental regulations affecting its business and for any use Newco may make of the GBS Services to assist it in complying with such laws and governmental regulations. GE will be released from its obligation to perform timely, accurate and complete GBS Services if Newco fails to provide timely, accurate and complete information to GE.	(see above)	(see above)	(see above)

Finance - GBS	GBS-5	Services	GBS - Accounts Payable & Fixed Assets

Invoice Processing utilizing the OCR. [***] and [***] as Outsourced Provider. Scope of service based on country/legal entity specific SOW

Addition, maintenance, depreciation of Fixed Assets. Send G/L files for balance sheet and depreciation posting. Perform quarterly account reconciliations. Adhoc reporting, customer service, etc. Scope of service based on country/legal entity specific SOW (Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are covered separately under the functional TSA item)

GE has no obligation to verify the accuracy or completeness of information from the Newco, and the Newco will be responsible for compliance with all laws and governmental regulations affecting its business and for any use Newco may make of the GBS Services to assist it in complying with such laws and governmental regulations. GE will be released from its obligation to perform GBS Services if Newco fails to provide timely, accurate and complete information to GE.

					Asia	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-6	Services	GBS Japan - SBS

Wing-to-wing accounting services for NBC Universal Television Japan Ltd. including GL reporting, AP, banking, tax preparation and FP&A. Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are covered separately under the functional TSA item)

					Asia	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-7	Services	GBS - Escheatment	Unclaimed property compliance and consulting services. Managed by GBS, supported by 3rd party provider.	US	48 months as long as GE legally able to escheat and recover on GE’s behalf thru NBCU.	[***] fees associated with Unclaimed Reporting process. GBS expenses are funded through recovery efforts of valid removal of Unclaimed dollars, not needing to be reported due to State Law. If there are processes or services beyond normal Fall and/or Spring reporting functions, billing is based on effort.		60 days notice and no later than April 30 and August 30 for the upcoming reporting periods	SOW dependent (depending on the scope of work, business supported and systems used etc)

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance - GBS	GBS-8	Services	GBS - Freight Processing	Freight invoice processing and rate audit services. Utilizing platform of 3rd party provider, [***] , Inc. This service includes invoice receipt through imaging, keying, contractual rate audit and payment (via a GE Corporate bank account). Service also includes booking of expense via ledger feed to NBCU. Current service includes standard file outputs to business ledger for account posting. NBCU operates as two components (client ID’s) within the [***] system. 1) NBC and 2) NBC Universal. Each of these business units have owners who work with [***] to address specific invoice issues for resolution.	US	48 months. Assuming current operational process does not change	Transactional Fees based on invoice type (paper, EDI, Small Parcel, etc.). Overall GE’s contract as a volume threshold with specific transactional pricing by type. Transactional pricing does not include system enhancements required by NBCU. These are quoted with a ‘cost of effort’ as highlighted in the overall terms of the Corporate contract with [***] .	n/a as long as no changes to current services	180 days	SOW dependent (depending on the scope of work, business supported and systems used etc)

Finance - GBS	GBS-9	Services	IBS - Internal Billing System

GE to provide access to and maintenance of Inter-company Billing System, provided that Newco agrees to the following:

1) Newco maintains all IBS users, billing, receiving and banking contacts, and to appoint a single contact to handle all IBS-related issues.

2) Newco maintains all system feeds into and out of the IBS system.

3) Newco ensures that all IBS users are removed promptly (within 2 business days) when they leave employment or no longer require access to IBS.

4) All future transactions to or from Newco are to be billed directly to a Billing Unit Code (BUC) that is owned by Newco. GE BUCS will not act as host or intermediary BUCS. Transactions for Newco BUCs will no longer flow through the GE BUC.

5) No amounts can be withheld by either GE or Newco related to disputed invoices. Disputed invoices must be paid and then corrected via mutual agreement of GE and Newco. Failure to follow the settlement rules is a violation of this TSA and will result in removal from IBS. GE reserves the right to terminate or suspend a BUC for non-payment after 30 day notice.

					Global	48 months	2007: [***] for incoming/outgoing invoices 2008: [***] for incoming/outgoing invoices 2009: [***] for incoming/outgoing invoices plus a quarterly ready to serve fee of [***]		60 days	Use of IBS is dependant on ability to get through GE firewalls and system access for external users

Finance - GBS	GBS-9 (cont)	Services	IBS - Internal Billing System

6) GE is not responsible for IBS transactions of Newco with other non-GE entities (e.g. [***] , [***] ). Newco will manage any collection issues with any BUC that is not GE owned. The IBS team may participate in a facilitation role with collection between Newco BUCS and GE BUCS.

7) The Newco BUCS will be Foreign Affiliates.

8) Settlement of Foreign and Domestic Affiliates: To the extent a foreign Billing Unit Code (a BUC) of NewCo transacts with a domestic BUC of GE, those transactions will settle weekly through the existing IBS procedure and as such the Newco BUC’s settlement to GE or it’s agent ([***] ) in the case of FX contracts, must occur, in full, within 2 business days of notice. When payment terms to GE allow, NEWCO will utilize the Buyer’s Hold feature of IBS. Invoices raised to Newco will be placed on hold and will remain on hold, until the IBS system automatically releases them on day 31. This means that invoices will be paid 34 to 40 day terms.

					Global	48 months	(see above)	(see above)

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance - GBS	GBS-9 (cont)	Services	IBS - Internal Billing System

9) Settlement of Foreign to Foreign: To the extent a foreign Billing Unit Code (a BUC) of Newco transacts with a foreign BUC of GE, or vice-versa, GE will settle those transactions weekly through the existing IBS procedure and as such the Newco BUC’s settlement to the corresponding foreign BUC or it’s agent ([***] ) in the case of FX contracts, must occur, in full, within 2 business days of notice.

10) GE will have available a report of the all transactions on the 1st Tuesday of the following fiscal month. The Newco BUCS will produce (run) their own reports using IBS.

11) The cash payments for is via wire transfer into the bank accounts that GE and Newco specify.

12) If Newco wants to delete a BUC, it is their responsibility to communicate with their counterparties (BUCS that send or receive invoices to/ from them) the timing and the process for sending/ receiving a 1st class invoice

13) If Newco requires new reports or files, they will be developed at a mutually agreed to fee.

					(see above)	(see above)	(see above)	(see above)

Finance - GBS	GBS-10	Services	Account reconciliation tool

GE to provide access to the GBS account reconciliation tool which provides a documented explanation and analysis of the ending balance of a GL account in an electronic format.

All GBS Services provided will be based upon timely, accurate and complete information from Newco. GE has no obligation to verify the accuracy or completeness of information from the Newco, and Newco will be responsible for compliance with all laws and governmental regulations affecting its business and for any use Newco may make of the GBS Services to assist it in complying with such laws and governmental regulations. GE will be released from its obligation to perform timely, accurate and complete GBS Services if Newco fails to provide timely, accurate and complete information to GE.

						48 months	Based on number of accounts/users for NBCU. [***] spend in 2009		60 days	Use of the GBS account rec tool is dependent on access to the GE intranet/network.

Finance - GBS	GBS-11	Services	[***] - (Scanning services)	GE to request [***] to continue to provide scanning and other invoice viewing services as it relates to accounts payable processing to Newco under the GE master MSA agreement (I.e. scanning, etc). Services are based on the [***] SOW-9 owned by NBCU directly.	US	6 months	NBCU to be billed consistent with past practice by [***]		60 days

Finance - GBS	GBS-12	Services	GBS- Global	GE to provide financial statement services across Americas, Europe, and Asia for countries with an existing SOW. (Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are covered separately under the functional TSA item)	Global	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-13	Services	General Accounting & Financial Services

Services provided based on local Statement of work. Services include small business services, accounting and financial reporting, and fixed asset management.

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Asia	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-14	Services	General Accounting & Financial Services

AP payment process including: invoice approvals, invoice processing in line with sourcing policies, payment approvals, making payments to suppliers, monthly reconciliation of bank account movements and generation of cash/expense reports.

Note that [***] application is used for payment processing only Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-15	Services	General Accounting & Financial Services

SOW 1118 - Tax compliance services, including: Preparation of tax computation & return, submission of tax filing, preparation of tax reconciliation & deferred tax notes & resolution of any tax queries with Newco.

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance - GBS	GBS-16	Services	Statutory Services

SOW 2505 - Provision of the following services: (1) Income/Corp Tax - raise application for extension, prepare draft & final tax returns, facilitate signing of return, filing & documentation closure (2) Statutory Filing - Complete stat adjustments and complete annual report, identify and communicate reclasses and stat adjustments, file report & confirm filing completion, documentation closure (3) [***] Audit Co-ordination - liaise with Newco to gather all relevant audit material and submit to [***] , verify completeness of documentation, answer all interim and final audit questions from [***] , draft annual report (including any re-classes) & submit to [***]

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-17	Services	Statutory Services

SOW 2202 - Provision of the following services: (1) Income/Corp Tax - Send out PBC listing, draft tax return based on draft annual report & final tax return based on final report, verification that tax return filed, support tax audit (2) Statutory Filing - send out PBC listing, ensure correct registration of board, draft annual report, incorporate any reclasses & send report to external auditor, update report with any external auditor comments, archive documentation.

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-18	Services	Statutory Services

Provision of the following services: (1) Income/Corp Tax - Send out PBC listing, draft tax return based on draft annual report & final tax return based on final report, verification that tax return filed, support tax audit (2) Statutory Filing - send out PBC listing, ensure correct registration of board, draft annual report, incorporate any reclasses & send report to [***] , update report with any [***] comments, archive documentation

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-19	Services	Statutory Services

(1) Statutory production services: Compiling statutory accounts, filing final stat accounts, Stat to GAAP reconciliation, Audit review & support activities (2) Tax services: Completing VAT returns, Corporation tax computation and filing services (3) General Accounting during Closing: preparation of accruals, reconciliation/tie-outs of customer balances.

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-20	Services	Statutory accounting services & FASO - Local hosting services

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-21	Services	General Accounting & Financial Services Statutory Services

SOW 1107 - Account reconciliations, AP invoice and payment processing, AP vendor statement reconciliations, AR processing (invoicing & rebilling activities), Payroll processing & benefits administration - this includes payroll data collection/data entry & payment to employees

Statutory accounting services including filing of stat accounts, including: income tax services, local statutory financials preparation, VAT services - completing all returns & intrastat, withholding tax services including completion of 6 WTR returns, financial audit ([***] ) support, FAS 109 preparation, Stat to GAAP reconciliation

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-22	Services	FASO - Local hosting services

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance - GBS	GBS-23	Services	Statutory Services

SOW 2158 - Stat and directorship services. Company permanent filing.

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-24	Services	FASO - Local hosting services

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-25	Services	Statutory Services

Full Statutory production services

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-26	Services	General Accounting & Financial Services

Wing to Wing accounting services in accordance with existing SOW. Bank Services: processing of payment orders, booking of bank transactions, account reconciliations, currency control support, signature for payment orders.

(1) T&L Processing (2) Bank Services: processing of payment orders, booking of bank transactions, account reconciliations, currency control support, signature for payment orders.

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					Europe	48 months	Based on GBS cost liquidation and resource/% time allocated to tasks		60 days

Finance - GBS	GBS-27	Services	Purchase cards (International)

GE to provide continuous access to Newco for existing International purchase cards in accordance with existing Statements of Work via Small Business Services.

Any liability for misuse of the cards to be settled between Newco and the relevant 3rd party provider in accordance with current practice/SOW.

Scope of service based on country/legal entity specific SOW

(Scope of Payroll, benefit admin, T&L, P&Card, Taxes, Legal are EXCLUDED under this TSA item and covered separately under the functional TSA item)

					International	GE will continue to support Newco until GE platform transitions to [***] (earliest expected date is late 2011)	[***].		60 days

Finance - GBS	GBS-28	Travel & Living	Travel & Living - Expense Processing

GE to provide access to and use of the eT&L Travel and Living expense processing infrastructure in place at closing including: expense account processing, and expense clearing.

Newco acknowledges and understands that GE utilizes a third party provider, [***] , to issue and administer business purpose travel (a.k.a corporate) cards to the GE employee population on a Company Bill/Corporate Pay basis. Subject to the following conditions, GE will provide Newco with eT&L expense processing services:

i) Consent by [***] and Newco’s compliance with the terms and conditions contained in the Global Business Charge Account Program Agreement between General Electric Company and [***] dated March 28, 2008

ii) Availability of the GE IBS System to Newco

iii) Availability of GE OHR information and continuation of employee SSO ID

					All	18 months	The US T&L service charge is billed weekly at [***] per expense report. Billing is automated and included as part of the regular IBS billing for card and cash transactions. Service charge billing for other countries is manual and done via IBS. UK, France Germany, Singapore, and Australia T&L service charge is billed quarterly, one month in arrears, at [***] per expense report. Japan T&L service charge is billed quarterly, one month in arrears at [***] per expense report. Mexico T&L service charge is billed quarterly, one month in arrears at [***] per expense report. The Asia T&L system bills the following per-expense report service fees (all in USD): China [***], Korea [***], Thailand [***], Hong Kong [***].		60 days	SSO, Oracle HR, IBS

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance - GBS	GBS-28 (cont)	Travel & Living	Travel & Living - Expense Processing

Newco further acknowledges and understands that GE utilizes a third party providers ([***] and other systems globally) and access to shared-service eT&L systems are required.

Newco understands that eT&L expense processing is a pass through billing process for actual travel costs incurred on the corporate card or out-of-pocket cash expenses included on expense reports. Costs will continue to be charged as per current method and will be passed on to Newco via IBS. Any fees charged to the corporate card are included with T&L transaction billing. eT&L (use of expense report systems, clearing items off of corporate cards, and submission of out-of-pocket cash expenses) is billed separately on a transaction by transaction basis, and the current service charge pricing will continue.

					(see above)	(see above)

Newco acknowledges and understands that the eT&L expense processing service is not available in all Newco jurisdictions. Newco is responsible for making payment directly to [***] and migrating off the GE Corporate card issued by [***] to GE prior to service termination for countries not included on the GE shared service T&L process at Closing (examples include but may not be limited to Canada, Italy, Spain).

Prices listed are current prices and subject to change. Any price change will be communicated in advance, and Newco will receive the same pricing as all other GE business units.

60 days

Finance - GBS	GBS-28 (cont)	Travel & Living	Travel & Living - Expense Processing

The standard risk-based audits will continue to be performed, and will continue to be based on the GE T&L Policy. GE OHR information for the disposed employees must be maintained for the duration of this TSA item, including continuation of employee SSO IDs (if the OHR TSA duration is shorter than T&L, the OHR TSA duration then applies for T&L). Manager and employee status fields should also be maintained in OHR. Contractor SSO IDs cannot be supported unless they are part of the manual process in place as of Closing to accommodate day hires. If payroll changes are made, please coordinate timing with the GE Travel Center so we do not inadvertently cancel T&L cards. Use of the [***] Virtual ATMs by NBCU Treasury is also included to allow for cash disbursement recording. Newco must remain on IBS for the duration of the service.

Newco further acknowledges that it has received a copy of GE’s Travel and Living policy including the NBCU Addendum (“T&L Policy”). Newco agrees to, and shall ensure that its employees, comply with GE’s T&L Policy, including any updates or modifications during the eighteen (18) month term of services.

					(see above)	(see above)	(see above)		60 days

Finance - GBS	GBS-29	Travel & Living	Travel Reservations (GETRes)

GE to provide all employee travel booked through the GE Travel Center by telephone or via the GETRes Online Booking Tool at travel.ge.com.

Subject to the following condition: Availability of the GE IBS System to Newco.

All travel reservations must be booked using the credit card in the traveler’s profile with the Travel Center. [Use of GE’s [***] rates are not included.] Newco acknowledges and understands that GE utilizes [***] as a supplier. Newco must enter into its own contract with [***] prior to Closing (which contract will govern the relationship between Newco and [***] ). Newco must remain on IBS for the duration of the service.

					All	18 months	The GE Travel Center charges a variable service fee as a percent of the airfare cost, typically [***]. This is billed quarterly via IBS. Travel Center resources located at an NBCU office will be charged at cost in addition to the regular service fee. Prices listed are current prices and subject to change. Any price change will be communicated in advance, and Newco will receive the same pricing as all other GE business units		60 days	SSO, Oracle HR, IBS

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Function	#	Category	Short description	Service Description (long description)	Pole	Max Period GE Can Provide Service	Cost basis	Flat/one time cost required post close	Termination Notice Required to be given to GE	Dependency on other item
Finance - GBS	GBS-30	P-card	P-card

GE to request that [***] provide use of [***] programs for purchasing cards and production travel card programs. NBCU to continue to directly manage these programs with [***] and make payment directly to [***] . Any liability for misuse of the cards to be settled between Newco and [***] .

Please note — this item excludes use of [***] T&L cards (see the T&L schedule item for those cards).

					All	6 months	NBCU to be billed consistent with past practice by [***] under GE contract terms		60 days	N/A

Corporate-1	Corp-1	Contract Expiration	3rd party contract expiration	GE and Newco shall reasonably cooperate with each other to determine, promptly after Closing, which Services provided by GE or any other Provider are provided through a third party provider (or dependent in whole or in part upon receipt by the Provider of services, rights or functionalities provided by a third party), and with respect to such Services, (i) the applicable expiration date(s) of the Provider’s agreement with such third party, and/or (ii) any restrictions (whether due to any reduction in GE’s ownership of Newco or otherwise) contained in such agreements upon the Provider’s ability to continue providing such Service during the term of this Agreement.	All	12 months	N/A as this will be a joint effort between GE and Newco		N/A	Newco maintains use of the GE contracts database

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HR-3 and HR-4 TERMINATION NOTICE REQUIRED

Pole	Country	Notice period required
EUROPE	Austria (Payroll),	No special circumstances - 60 days
Belgium (Payroll),

If they do not continue with the same providers notice period for

Health Insurance Belgium - DKV is 90 days before 1-1-2011.

Belgium Workers Compensation insurance - AG (via Marsh) 90 days before 1-1-2013

	Denmark (Benefits only),	Either party can terminte the contract in whole or in part on the 1st of a month, following three month’s notice. The contract do not contain any penalty clauses for early termination.
	Finland (Payroll only),	No special circumstances - 60 days
France (Benefits only),

The NBCU employees under GEII France work contract will be transfered to another legal entity acquired by Comcast. As soon as they sign their new contracts, they will loose the GEII benefits but the existing contracts will go on covering all other GEII employees: no notice period

Germany (Payroll for The History Channel (Germany) GmbH & Co. KG, Universal Pictures Germany GmbH, Universal Pictures International Germany GmbH and Universal Studios Networks Deutschland G.m.b.H. and benefits),

No special circumstances - 60 days
Israel (Payroll and Benefits),
	Italy (Payroll and Benefits),	notice period for NBCU with Accenture payroll contract is 12 months. No penalties but if cancellation done less than 12 months, anyway full cost needs to be paid.
	Netherlands (Payroll for Universal Pictures Benelux B.V., Universal Pictures Benelux N.V. and Universal Studios International B.V. and Benefits),	No special circumstances - 60 days
	Russia (Benefits only),	No special circumstances - 60 days
	Spain (Payroll for Universal Pictures Iberia, S.L. and Universal Pictures International Spain, S. L. and Benefits),	• Payroll - the MSA says 90 days • Benefits - No notice periods greater than 60 days. Only small proportional amounts to pay on EE phone contracts to terminate prior to the agreed time
	Sweden (Payroll only),	No special circumstances - 60 days
United Kingdom (Payroll and Benefits Excluding Pension),

•  Payroll:

Will not require more than 60 days notice for our payroll provider, however for data to be transferred to their new provider etc we would need as much time as possible

•  Benefits:

Private Medical - SLH / Pru Health - Falls into a wider category - we have already notified SLH / Pru Health that we are ending our total GE contract with them wef 31 March 2011. We will be moving onto a new provider (Cigna) wef 1st April.No issues here for NBCU.

Childcare Vouchers - Sodexo - Statement of Work, falling under an Master Services Agreement. Termination 90 days.

Life Assurance - Generali - I have been unable to find a copy of our contracts with Generali so cannot confirm (just cc’d you on a note to Paul Johnstone).

Group Income Protection - Generali - same as above

Accidental disability and death insurance - Marsh - Yvonne takes care of the Marsh insurances, however I think there is no issue here - Yvonne am I right?

Business Travel insurance - Marsh - same as above

	Switzerland Universal Pictures International (Payroll)	Have no agreements require with notice for termination
ASIA	All countries in Asia	No special circumstances - 60 days
AMERICAS	All countries in North and South America	No special circumstances - 60 days

Schedule B (GE Sites to Newco) and Schedule D (Newco sites to GE) (see Footnote A)

Fields in final legal schedule

Schedule B (GE Sites to Newco)

													Rent		Total
Pole	#	Type	Address	City	State	Country	HC	SQFT	Master Lease End Date	Date Lease Terminates between GE and Newco	Landlord	Tenant	Current Rent costs/yr ($K USD)		Current Total costs/yr ($K USD)
EMEA	1	Office	Office G01, Building 18, Dubai Internet City	Dubai	..	United Arab Emir	2	714	12/19/2015	4 years post close	GE International Operations, Inc.	NBC Universal Int’l Television Distribution Middle East	$	[***]	$	[***]
EMEA	2	Office	Warsaw Financial Center, 53 Emilii Plater St	Warsaw	..	Poland	5	915	3/31/2015	4 years post close	General Electric International S.A.	Sparrowhawk International Channels Limited (NBC Universal)	$	[***]	$	[***]
EMEA	3	Office	31-36 Golden Lane	Dublin	..	Ireland	6	788	10/31/2010	10/31/2011	GE Capital Woodchester Limited	Universal Pictures International UK & Eire Limited	$	[***]	$	[***]

EMEA	4	Office	Kuortaneenkatu 22	Helsinki	..	Finland	5	2228	MTM	1 year post close	GE Healthcare Finland Oy	Universal Pictures Finland Oy	$	[***]	$	[***]

EMEA	5	Office	2-4 rue Pillet Will	Paris	..	France	7	1917	9/30/2014	9/30/2014	General Electric International Inc.	CNBC Europe	$	[***]	$	[***]

PAC RIM	6	Office	240 Tanjong Pagar Road	Singapore		Singapore	5	2016	1/31/2015	4 years post close (GE has right to terminate early (upon as much notice as reasonably possible) if landlord notifies GE of redevelopment)	GE CP&SO	NBC TV Distribution	$	[***]	$	[***]

32 of 48

Schedule B (GE Sites to Newco) and Schedule D (Newco sites to GE) (see Footnote A)

Fields in final legal schedule

Schedule B (GE Sites to Newco)

													Rent		Total
Pole	#	Type	Address	City	State	Country	HC	SQFT	Master Lease End Date	Date Lease Terminates between GE and Newco	Landlord	Tenant	Current Rent costs/yr ($K USD)		Current Total costs/yr ($K USD)
PAC RIM	7	Office	Akasaka 5-chome 2-20	Tokyo	..	Japan	159	21,951	2/28/2017	2 years post close	GE Japan Corporation	Geneon Universal Entertainment Japan, LLC	$	[***]	$	[***]

PAC RIM	8	Office	Floor 7” Capital Tower, All Seasons Place, 8711 Wireless Road, Phatumwan	Bangkok		Thailand	2	388	2/14/2012	2/14/2012	General Electric International Operations Co., Inc.	GEIOC-CNBC	$	[***]	$	[***]

AMER	9	Office	555 Dr. Frederik Philips Boulevard	Saint Laurent	..	Canada	6	1858	4/1/2013	4/1/2013	GE CP&SO	Universal Studios Canada, Inc.	$	[***]	$	[***]
AMER	10	Office	Av Nacoes Unidas, 8501	Sao Paulo	..	Brazil	3	660	10/30/2017	1 year post close (90 day notice for earlier exit)	GE Corporate	Universal Parks	$	[***]	$	[***]

AMER	11	Office	Av Nacoes Unidas, 8501	Sao Paulo	..	Brazil	2	547	10/31/2017	1 year post close (90 day notice for earlier exit)	GE Corporate Properties and Service Operation	Universal Television Distribution	$	[***]	$	[***]

AMER	12	Office	1901 Main Street	Irvine	CA	USA	2	670	10/31/2012	10/31/2012	GE Commercial Real Estate	NBC Universal Telemundo Network	$	[***]	$	[***]
AMER	13	Office	1299 Pennsylvania Avenue NW	Washington	DC	USA	7	4275	7/31/2016	30 days post close	GE Corporate	NBCU (Lobbying Team)	$	[***]	$	[***]

AMER	14	Office	4211 Metro Parkway	Ft. Myers	FL	USA	1	196	MTM	1 year post close	GE Corporate	NBC Universal	$	[***]	$	[***]

33 of 48

Schedule B (GE Sites to Newco) and Schedule D (Newco sites to GE) (see Footnote A)

Fields in final legal schedule

Schedule B (GE Sites to Newco)

													Rent	Total
Pole	#	Type	Address	City	State	Country	HC	SQFT	Master Lease End Date	Date Lease Terminates between GE and Newco	Landlord	Tenant	Current Rent costs/yr ($K USD)	Current Total costs/yr ($K USD)
AMER	15	Office	1001 Windward Concourse	Alpharetta	GA	USA	4	336	MTM	1 year post close	GE Corporate ([***])	CNBC	[***]	$—
PAC RIM	16	Office	EPIP Zone, Sonnenahalli Village, Whitefield Road	Bangalore	India		4	4	12/31/2010	1 year post close	GE India Exports Private Limited	NBC Universal, Inc.	$ [***]	$ [***]

34 of 48

Schedule B (GE Sites to Newco) and Schedule D (Newco sites to GE) (see Footnote A)

Fields in final legal schedule

Schedule B (GE Sites to Newco)

													Rent		Total
Pole	#	Type	Address	City	State	Country	HC	SQFT	Master Lease End Date	Date Lease Terminates between GE and Newco	Landlord	Tenant	Current Rent costs/yr ($K USD)		Current Total costs/yr ($K USD)
AMER	17	Office	125 Summer Street	Boston	MA	USA	6	1943	2/28/2012	2/28/2012	General Electric Capital Corporation	NBC Universal, Inc.	$	[***]	$	[***]

EMEA	18	Office	GE Ukraine LLC 42-44 Shovkovychna Street, Horizon Office Tower, 8th Floor 0100 Kiev, Ukraine	Kiev		Ukraine	2	237	8/31/2013	1 year post close	GE CP&SO	NBCU	$	[***]	$	[***]
EMEA	19	Office	30 Berkeley Square, London W1J 6EX	London		England	1		N/A	Up to 1 year post close - Newco may terminate early with 30 day notice	GE Capital	NBCU	$	[***]	$	[***]
																$—

35 of 48

Schedule B (GE Sites to Newco) and Schedule D (Newco sites to GE) (see Footnote A)

Fields in final legal schedule

Schedule B (GE Sites to Newco)

													Rent		Total
Pole	#	Type	Address	City	State	Country	HC	SQFT	Master Lease End Date	Date Lease Terminates between GE and Newco	Landlord	Tenant	Current Rent costs/yr ($K USD)		Current Total costs/yr ($K USD)
Schedule D (Newco sites to GE)
AMER	D-1	Office	6234 San Pedro	San Antonio	TX	USA	4	1,000	12/31/2012	12/31/2012	Telemundo of Texas, Inc.	GE Consumer & Industrial	$	[***]	$	[***]

AMER	D-2	Office	Building 1280, #825	Universal City	CA	USA	2	204	11/30/2011	11/30/2011	NBC Universal, Inc.	General Electric, Inc	$	[***]	$	[***]
EMEA	D-3	Office	18 Krasnopresnenskaya Naberezhnaya Note: GE employees are being put on the NBCU payroll and this will not be considered a colocation	Moscow	..	Russia	3	667	MTM	Until date in which all three employees (located onsite at close) are moved to NBCU payroll	Universal Pictures Rus LLC	GE Rus LLC	$	[***]	$	[***]

Footnote A:

The leases/subleases/co-locations set forth on Schedules B & D are not subject to the early termination provisions set forth in Section

10.01(b)(i)(A) of this Agreement or the provisions of Section 10.01(c) of this Agreement.

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Tax	Tax-1	Services	Tax information services	Newco will provide GE with information necessary to prepare tax returns for pre-closing periods, including general ledgers, state apportionment, transactional information, fixed asset data, foreign source income analysis, subpart F income information, fair market value data, VAT and GST data, etc.	All	48 months	This service to be provided at [***] as it is provided for in Section 11(a) of the Tax Matters Agreement

Tax	Tax-2	Services	Update GOLD System	Newco will update the Gold system for post-closing activity and pre-closing restructuring	All	48 months	[***]	SSO

Tax	Tax-3	Services	Tax information services	Newco will make available its personnel for inquiries related to taxes	All	48 months	[***]

Tax	Tax-4	Services	Tax information services	Newco will prepare QAR adjustments, as needed, for pre-closing tax periods	All	48 months	This service to be provided at [***] as it is provided for in Section 11(a) of the Tax Matters Agreement

Tax	Tax-5	Services	Tax information services	Newco will provide GE estimates of taxable income attributable to Newco that are properly allocable to GE for purposes of GE’s estimated payments & extensions as long as GE holds membership interest in Newco. Such estimates shall be provided at least 1 week before the due date of GE’s estimated payments or extension.	All	48 months	[***]

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Communications	Comm-1	Technical Support	Employee broadcast

Newco to provide to GE production equipment, crew and on-screen talent for (i) global satellite GE employee broadcasts or webcasts (up to six a year), (ii) creation of non-commercial GE videos (Up to eight times per year)

Newco to have no liability for vendor/contractor equipment failures or malfunctions beyond re-shooting lost footage. Talent subject to Newco production schedules, and applicable talent agreements consistent with past practice.

					All	48 months	Cost will be determined by scope of project, rates will be consistent with current rate card at the time of service.

Communications	Comm-2	Technical Support	Live Hits to Media/Inserts

Newco to provide to GE access to global media insert studios, including ability to transmit via satellite or fiber, crew, and any other related production and equipment services consistent with past practice (~8 times/year)

Newco to have no liability for vendor/contractor equipment or transmission failures. If Newco is unable to provide due to contractual limitations with third party providers, Newco shall locate an alternate service provider to the extent available in the market.

					All	48 months

Cost will be determined by scope of project, rates will be consistent with current rate card at the time of service.

GE to be billed third party charges if Newco is unable to fulfill a portion of the service due to contractual limitations with third party providers.

Communications	Comm-3	Technical Support	Loaner equipment

Newco to loan production/post-production equipment to GE (Max: Eight times per year) subject to contractual limitations (if any) with third party providers.

Newco’s production needs to take priority. If Newco unable to provide, Newco shall locate alternate service providers to the extent available in the market.

					All	48 months

Cost will be determined by scope of project, rates will be consistent with current rate card at the time of service.

GE to be billed third party charges if Newco is unable to fulfill a portion of the service due to contractual limitations with third party providers

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Communications	Comm-4	Technical Support	Professional services

Newco to provide satellite and fiber feeds to GE (Max: Eight times per year) subject to contractual limitations (if any) with third party providers.

Newco to have no liability (beyond standard service credits) for transmission failures. Newco uses to take priority. If Newco unable to provide, Newco shall locate alternate service providers to the extent available in the market.

					All	48 months

Cost will be determined by scope of project, rates will be consistent with current rate card at the time of service.

GE to be billed third party charges if Newco is unable to fulfill a portion of the service due to contractual limitations with third party providers

Communications	Comm-5	Technical Support	Video Editing

Newco to provide occasional video editing services to GE subject to Newco production schedules.

If Newco is unable to provide, Newco shall locate alternate service providers to the extent available in the market.

					All	48 months

Cost will be determined by scope of project, rates will be consistent with current rate card at the time of service.

GE to be billed third party charges if Newco is unable to fulfill a portion of the service.

39 of 48

Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Communications	Comm-6	Technical Support	Studio space

Newco to provide to GE access to Studio 8H (30 Rockefeller Center) for Investor Relations, customer events, analyst webcasts/meetings, media events and internal employee events, including audio/video fiber distribution services, production equipment and crew, food and beverage, hospitality, some limited work space, internet connection (Max: Ten times per year)

Studio 8H usage to be subject to Newco production schedules consistent with past practice. Newco to have no liability for third party distribution or equipment failures.

					All	48 months	Cost will be determined by scope of project, rates will be consistent with current rate card at the time of service. Studio usage rate will continue to be [***], subject to annual inflation adjustment

Communications	Comm-7	Technical Support	Production crews	Newco to assist GE, as may be requested, in identifying/hiring production crews internationally (Max: Eight times per year). Newco to have no liability with respect to any information provided.	All	48 months	Cost will be determined by scope of project, rates will be consistent with current rate card at the time of service.

Communications	Comm-8	Technical Support	Broadcast Technical Support	Newco to provide production support (excluding legal advice) to GE to host internal and external webcasts or other events subject to Newco production schedules consistent with past practice. (Max: Ten times per year).	All	48 months	Cost will be determined by scope of project, rates will be consistent with current rate card at the time of service.

Communications	Comm-9	Contest Prizes	Contest Prizes	Newco to provide to GE entertainment and media prizes for GE employee contest and programs such as: Universal tickets and passes, Television show tickets (i.e. SNL, Jimmy Falon, Jay Leno. etc.). Consistent with past practices as to processes and amounts.	All	48 months	Newco produced shows will be at [***] . Theme park tickets and tours will be billed at the same cost billed to the public.

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Communications	Comm-10	Contest Prizes	Contest Prizes

Meet and Greets with NBCU talent and actors on USA/Bravo, etc., and Studio visits. Up to 6 per year.

Talent subject to Newco production schedules, and applicable talent agreements consistent with past practice.

					All	48 months	Newco to bill GE based on actual cost to provide service. This service has historically not been charged to GE.

Communications	Comm-11	Talent	Talent

Newco to assist GE in identifying and contracting Newco television talent such as ‘Top Chefs’ contestants to attend and “perform” at internal and external events (up to six events per year)

Talent subject to Newco production schedules, and applicable talent agreements consistent with past practice.

					All	48 months	Newco to bill GE based on actual cost to provide service.

Communications	Comm-12	Talent	Talent

Newco to assist in identifying and to provide to GE on-screen talent consistent with past practice to host internal and external webcasts or other events consistent with past practice for events such as GE Healthymagination, GE Smart Grid, etc (up to 10 per year)

Talent subject to Newco production schedules, and applicable talent agreements consistent with past practice.

					All	48 months	Newco to bill GE based on actual cost to provide service. This service has historically not been charged to GE.

Communications	Comm-13	iCUE/insideGE	iCUE/insideGE	Newco to allow Newco’s NBC Learn technology to be integrated onto insideGE web portal and assist in development of IT infrastructure to share this feature with employees on insideGE.	All	48 months	up to [***] initial development cost

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Communications	Com-14	iCUE/insideGE	iCUE/insideGE

Newco will provide continued support to GE in maintaining the infrastructure to access and update iCue technology once launched. This would include updating new videos & content provided by GE on iCue going forward.

If iCue were to be shut down by NBCU (in its sole discretion), NBCU will make an NBC Multichannel Video Widget available for embedding on insideGE web portal.

					All	48 months

Costs include video digitizing (approximately [***] of video), question development (approximately [***] for every 20 questions) and other site maintenance updates as required for new contests. Annual project scope estimated at a maximum to be 12hrs/contest, maximum 4 contests per year.

GE to pay Newco up to [***] for core support and 24/7 maintenance.

Communications	Comm-15	Reagan Sponsorship Project	Reagan Sponsorship Project	Newco to provide to GE conversion of all GE Theater episodes from the Universal Studios library to digibeta. Usage rights are covered in license agreements agreed prior to Close.	All	48 months	[***] per prior agreement between Jeff Zucker and Gary Sheffer.

Communications	Comm-16	Reagan Sponsorship Project	Reagan Sponsorship Project	Newco to provide to GE News coverage of Ronald Reagan’s time in office to donate to the Ronald Reagan foundation. Content to be provided in digibeta, with turn-around times consistent with past practice.	All	48 months	Research: [***] for research with [***] minimum Each one hour program costs approximately [***] (digibeta)

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Communications	Comm-17	GE Archival Footage	GE Archival Footage	Newco to research and provide access to GE archival footage related to GE and its subsidiaries along with footage related to any employees employed currently or in the past at GE.	All	48 months

Research: [***] per hour for research with [***] minimum

Each one hour program costs approximately [***].

Duplication [***]. Usage fee based on distribution, e.g.non-broadcast corporate [***]: 30 second minimum

Communications	Comm-18	NBC Olympics VIP Hospitality Packages	Olympics Hospitality Package	Newco to provide access to VIP Hospitality package for London 2012 Summer Olympics in line with similar packages in prior Olympics events. These packages should include Accommodations, Tickets to Olympics Events, Hospitality suites/meals, Transportation and Sight seeing and entertainment excursions. The package should also include hospitality staff, hosts and program management	All	The shorter of 48 months or until London summer Olympics event is complete	GE to be billed at fully allocated costs for the VIP Hospitality packages. For reference VIP Hospitality cost for the recent Winter Olympics at Vancouver was @[***]

Communications	Comm-19	NBC Sponsored Sporting events VIP Hospitality Packages	Sporting events hospitality package	Newco to provide access to VIP Hospitality package for major Newco sponsored sporting events, in line with similar packages historically for NFL, US Open tournaments etc.	All	48 months	GE to be billed at fully allocated costs for the VIP Hospitality packages.

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Intellectual Property	IP-1	Services	Domains

Newco to transfer NBCU domains that have GE marks in the name to the GE CSC account or both parties will mutually agree to let them expire to the extent that they have not been transferred/expired prior to Closing.

The following should be transferred to the GE account but allowed to expire, unused, when specified:

geaafsummit.com (earliest expiration date)

getotalhealth.com (earliest expiration date)

geautolease.info

gedirectpurchase.com

generalelectric.com.tr

carecreditgemb.info

gecarecredit.info

The following should be retained by NBCU but allowed to expire when specified:

nbcge-vancouver2010.com (one year from Closing)

nbcge-torino2006.com (earliest expiration date)

nbcge-beijing2008.com (earliest expiration date)

					All	48 months	GE to be billed at fully allocated cost if the service is required Ad hoc requests: [***]

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Human Resources	HR-1	Medical	GE Board of Director (BOD) Medical Coverage	Newco to provide medical services during GE’s Board of Directors meetings held at Newco occupied sites as well as the 53rd floor of 30 Rock during normal clinic hours. Services may include routine medical evaluation in the Newco clinic (ex. Headaches, minor injuries, etc) or emergency responses on the floor in which the BOD meeting is held. If requested Newco may provide lab tests, immunizations, electrocardiogram and x-rays as part of this service. All GE employees, GE contractors and GE’s Board of Director members working/participating in the BOD meetings will be eligible to receive treatment.	All	48 months (Historically 5-6 BOD meetings have been held per year at Newco facilities)	[***] to a Newco physician or medical staff to include routine tests related to the visit (includes: throat culture, urinalysis, CBC, chemistry, x-ray and electrocardiogram). Additional testing and immunizations will be charged to GE at Newco’s standard rates. GE will be billed for any charges related to interpretation of films/tests at the same rates charged to Newco by 3rd party providers. Newco will not be liable for any service related charges in which a patient is transferred to a non-Newco facility or is treated by a non-Newco employee.

45 of 48

Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Human Resources	HR-2	Medical	Automated External Defibrillator (AED) Testing	Newco to complete monthly maintenance checks of GE’s owned AED placed on the 53rd floor of 30Rock in a manner consistent with the maintenance reviews of Newco’s AEDs. Newco will notify GE of any maintenance required to ensure proper AED functionality. In order for this service to be provided GE’s AED must be the same brand that Newco uses in 30Rock (currently Phillips).	All	48 months	[***] for the monthly service check of GE’s AED. However, GE will be charged at cost for all repair work or spare parts (pads, batteries, etc) used on the AED.

Human Resources	HR-3	Medical	Cardiopulmonary Resuscitation (CPR) Training	Newco will train GE’s support staff employees located at 30Rock on CPR every two years to ensure their certification is active. The course will be taught using AHA course materials.	All	48 months	[***]

46 of 48

Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Human Resources	HR-4	Medical	Olympics medical coverage	Newco to provide medical consultation (including phone consultation) during 2012 London Olympics to all GE employees, GE guests and GE contractors participating in the VIP hospitality program consistent with past Olympic events (ex Vancouver, Beijing). Newco will provide medical consultation to GE’s Board of Directors and GE BOD support staff only if they are seen at the International Broadcast Center. Lab tests and xrays may be provided if required as part of the consultation.	All	48 months (may extend beyond 2012 if Newco is awarded the 2014 Olympics)	[***] to a Newco physician or medical staff. Phone/email consultation will be billed at [***]. Newco will not be liable for any service related charges in which a patient is transferred to a non-Newco facility or is treated by a non-Newco employee. Lab tests and immunizations will be charged to GE at Newco’s standard rates. GE will be billed for any charges related to interpretation of films/tests at the same rates charged to Newco by 3rd party providers.

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Schedule C: Preliminary Schedule of Newco services to GE

Fields in final legal schedule

Function	#	Category	Short description	Service Description (long description)	Pole	Max Period Newco Can Provide Service	Cost basis	Dependency on other item
Human Resources	HR-5	Employment status - Equity Compensation	Equity Compensation Information on Newco Employees Employment Status	To ensure the accuracy of GE’s equity compensation reports provided to Newco (noted in schedule A), Newco will be required to certify the accuracy of employment status of all participants in advance of the quarterly reports. For the first 18 months post close, Newco will be required to ensure that OHR is accurate. Post OHR termination, Newco will be responsible for providing GE an employment status report similar to the report generated in OHR pre-close.	All	Survives the duration of equity under consideration. (Note: This service is likely to extend beyond the 48 month TSA period).	[***]	Schedule A - Equity Compensation

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